SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

SONICWALL, INC.
(Name of Registrant as Specified, if other than the Registrant)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies.
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐ Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

SONICWALL, INC.

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

    Dear Shareholders:

    We cordially invite you to attend the SonicWALL, Inc. 2009 Annual Meeting of Shareholders. The meeting will be held on Thursday, June 11, 2009 at 10:00 a.m. local time, at our offices located at 1143 Borregas Avenue, Sunnyvale, California 94089. At the annual meeting we will:

1.	Elect our Board of Directors;

2.	Ratify the selection of Armanino McKenna LLP as SonicWALL’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.	Consider such other business as may properly come before the annual meeting.

    We are not aware of any other business to come before the annual meeting.

    These items are fully discussed in the following pages, which are made part of this Notice. Shareholders who owned our common stock at the close of business on Friday, April 17, 2009 are entitled to notice of and to vote at the annual meeting.

    Your vote is important. Whether or not you plan to attend the annual meeting, please cast your vote, as instructed in the proxy card or Notice of Internet Availability of Proxy Materials, over the Internet or by telephone, as promptly as possible. We encourage you to vote via the Internet. It is convenient, is more environmentally friendly, and saves us significant postage and processing costs.

    We look forward to seeing you at the annual meeting.

Sincerely,

                        Frederick M. Gonzalez
                        Vice President, General Counsel and Corporate Secretary

Sunnyvale, California
April 29, 2009

2009 ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 11, 2009:

The proxy statement and annual report to shareholders are available at www.proxyvote.com.

ii

SONICWALL, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting proxies for the 2009 Annual Meeting of Shareholders. The annual meeting will be held on Thursday, June 11, 2009 at 10:00 a.m. local time, at our principal executive offices located at 1143 Borregas Avenue, Sunnyvale, California 94089. Our telephone number at that location is (408) 745-9600; you may call such number for directions to the annual meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

Beginning on or about April 29, 2009, we will make copies of this Proxy Statement available to persons who were shareholders at the close of business on April 17, 2009, the record date for the annual meeting. In accordance with United States Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders through a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

Notice of Internet Availability of Proxy Materials

We are sending a Notice of Internet Availability to our shareholders of record and our beneficial owners (i.e. shareholders who hold shares in “street name” through a broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record) unless a shareholder has specifically requested to receive a paper copy of this Proxy Statement together with our fiscal year 2008 Annual Report. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials are included in the Notice of Internet Availability. You may also request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Electronic Access to Proxy Materials

The Notice of Internet Availability and the website, www.proxyvote.com, referenced therein will provide you with instructions on how to:

•           View on the Internet our proxy materials for the annual meeting; and

•           Instruct us to send our current or future proxy materials to you by mail or electronically by e-mail.

Choosing to review proxy materials on the Internet or to receive current or future proxy materials by e-mail will make the proxy distribution process more efficient, save us the cost of printing and mailing the proxy materials to you and help in conserving natural resources. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions including a link to the proxy materials and a link to the proxy voting site. Your election to receive future proxy materials by mail or electronically by e-mail will remain in effect until you terminate it.

Record Date and Shares Outstanding

Only shareholders of record at the close of business on April 17, 2009, are entitled to attend and vote at the annual meeting. On the record date, 53,802,245 shares of our common stock were outstanding and held of record by 90 shareholders. The closing price of our common stock on the NASDAQ Stock Market on the record date was $5.65 per share.

QUESTIONS AND ANSWERS

Although we encourage you to read this Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.

Q:           Why am I receiving these materials?

A:           Our Board of Directors is providing these proxy materials for you in connection with our annual meeting of shareholders, which will take place on June 11, 2009. Shareholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:           What is the Notice of Internet Availability?

A:           In accordance with rules and regulations adopted by the United States Securities and Exchange Commission, or SEC, unless a shareholder has specifically requested to receive a full set paper copy of the proxy materials, we are furnishing the proxy materials to beneficial owners of our shares over the Internet. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability for requesting a printed copy of such materials.

We expect to mail the Notice of Internet Availability on or about April 29, 2009, to all shareholders entitled to vote at the annual meeting. On the date of mailing of the Notice of Internet Availability, all shareholders will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Q:           What proposals will be voted on at the annual meeting?

A:           There are two proposals scheduled to be voted on at the annual meeting:

-	Proposal One, which is the election of the nominees for director set forth in this Proxy Statement; and

-	Proposal Two, which is the ratification of the selection of Armanino McKenna LLP as our independent registered public accounting firm.

Q:           What is SonicWALL’s voting recommendation?

A:           Our Board of Directors recommends that you vote your shares as follows:

-	“FOR” each of the eight nominees to our Board of Directors specified in Proposal One; and

-	“FOR” Proposal Two, to ratify the selection of Armanino McKenna LLP as our independent registered public accounting firm.

Q:           Who can vote at the annual meeting?

A:           Our Board of Directors has set April 17, 2009 as the record date for the annual meeting. All shareholders who owned SonicWALL common stock at the close of business on the record date of April 17, 2009 may attend and vote at the annual meeting. Each shareholder is entitled to one vote for each share of common stock held as of the record date on all matters to be voted on. Shareholders do not have the right to cumulate votes. On April 17, 2009, 53,802,245 shares of our common stock were outstanding. Shares held as of the record date include shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:           Most shareholders of SonicWALL hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of Record

If your shares are registered directly in your name with SonicWALL’s transfer agent, Computershare Trust Company, you are considered, with respect to those shares, the shareholder of record. If you are a shareholder of record, the Notice of Internet Availability has been sent directly to you by SonicWALL. As the shareholder of record, you have the right to grant your voting proxy directly to SonicWALL or to vote in person at the annual meeting.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you request a “legal proxy” from your broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the annual meeting.

Q:           How many votes does SonicWALL need to hold the annual meeting?

A:           A majority of SonicWALL’s outstanding shares as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Shares are counted as present at the annual meeting if you:

-	are present and vote in person at the annual meeting; or

-	have properly submitted a proxy card or voting instruction card or voted by telephone or via the Internet.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

Q:           How are votes counted?

A:           You may vote for each of the two proposals as follows:

-	either “FOR” or “WITHHOLD” with respect to each nominee for our Board of Directors specified in Proposal One;

-	“FOR,” “AGAINST” or “ABSTAIN” on Proposal Two, to ratify the selection of Armanino McKenna LLP as our independent registered public accounting firm.

You may vote either “FOR” or “WITHHOLD” with respect to each nominee for our Board of Directors. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on Proposal Two. If you abstain from voting on Proposal Two, it will have the same effect as a vote against. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each director, and “FOR” ratification of the selection of Armanino McKenna LLP as our independent registered public accounting firm. If you do not vote and you hold your shares in a brokerage account or through a bank or other nominee, also known as “street name” (see description of “Beneficial Owners” above), your shares will not be counted in the tally of the number of shares cast “FOR,” “AGAINST” or “ABSTAIN” on any proposal where your broker, bank or other nominee does not have discretionary authority to vote, and therefore will have the effect of reducing the number of shares needed to approve any of those items. However, shares held in street name that are not voted, known as “broker non-votes,” may be counted for the purpose of establishing a quorum for the annual meeting as described above under the caption “Beneficial Owners.” Voting results are tabulated and certified by our transfer agent, Computershare Trust Company, N.A.

Q:           What is the voting requirement to approve each of the proposals?

A:           The requirement to approve each of the proposals is as follows:

-
With respect to Proposal One (the election of our directors), the eight nominees receiving the highest number of “FOR” votes of the outstanding shares of our common stock present or represented by proxy and voting at the annual meeting will be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. In any uncontested election of directors, such as this one, where the number of nominees does not exceed the number of directors to be elected, our corporate governance principles require that if a nominee, who already serves as a director, receives a greater number of “withhold” votes than votes “for” such election, that nominee shall promptly tender his or her resignation to the Chairman of our Board of Directors following certification of the shareholder vote. The Corporate Governance and Nominations Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within ninety days of the certification of election results, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation.

-
Proposal Two, ratification of the selection of our independent registered public accounting firm, requires the affirmative “FOR” vote of a majority of the outstanding shares of our common stock present or represented by proxy and voting at the annual meeting.

Q:           How can I vote my shares in person at the annual meeting?

A:           Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring your proxy card or proof of identification to the annual meeting. Even if you plan to attend the annual meeting, SonicWALL recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. If you hold your shares in street name, you must request a legal proxy from your broker or other holder of record in order to vote at the annual meeting.

Q:           How can I vote my shares without attending the annual meeting?

A:           Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a shareholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the proxy card or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

Internet — Shareholders with Internet access may vote until 11:59 p.m., Eastern Time, on June 10, 2009, by following the “Vote by Internet” instructions on the proxy card or Notice of Internet Availability.

Telephone — Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the proxy card or Notice of Internet Availability explaining this procedure.

Mail — If you are a shareholder of record, you may indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope provided. Shareholders who hold shares beneficially in street name may request a voting instruction form from their broker, bank or other nominee.

Q:           How can I change or revoke my vote?

A:           Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your shares are voted at the annual meeting.

Shareholders of record — If you are a shareholder of record, you may change your vote by (1) filing with our General Counsel, prior to your shares being voted at the annual meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the annual meeting and voting in person (although attendance at the annual meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our General Counsel prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our General Counsel or should be sent so as to be delivered to our principal executive offices, Attention: General Counsel.

A shareholder of record who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid subsequent Internet or telephone vote no later than 11:59 p.m., Eastern Time, on June 10, 2009.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares by attending the annual meeting and voting in person.

Q:           Where can I find the results of the annual meeting?

A:           The preliminary voting results will be announced at the annual meeting. The final results will be published in our first quarterly report on Form 10-Q filed after the date of the annual meeting.

Q:           Who are the proxies and what do they do?

A:           The two persons named as proxies on the proxy card, Matthew Medeiros, our President and Chief Executive Officer, and Frederick M. Gonzalez, our Vice President, General Counsel and Corporate Secretary, were designated by our Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the instructions indicated on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted “FOR” Proposals One and Two.

Q:	What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

A:           If you received more than one Notice of Internet Availability or set of proxy materials, your shares are either held in more than one brokerage account or registered in more than one name, or both. Please follow the voting instructions on each Notice of Internet Availability or proxy card that you receive to ensure that all of your shares are voted.

In an effort to reduce printing costs and postage fees, SonicWALL has adopted a practice approved by the SEC called “householding.” Under this practice, certain shareholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials until such time as one or more of these shareholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please send your request to Investor Relations, SonicWALL, Inc., 1143 Borregas Avenue, Sunnyvale, California 94089, or call us at (408) 745-9600, and we will promptly send you what you have requested. You can also contact our Investor Relations department at the phone number above if you received multiple copies of our proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

Q:           What happens if additional proposals are presented at the annual meeting?

A:           Other than the two proposals described in this Proxy Statement, SonicWALL does not expect any additional matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Matthew Medeiros, our President and Chief Executive Officer, and Frederick M. Gonzalez, our Vice President, General Counsel and Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of SonicWALL’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q:           Is my vote confidential?

A:           Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within SonicWALL or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to SonicWALL’s management.

Q:           Who will bear the cost of soliciting votes for the annual meeting?

A:           SonicWALL will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. SonicWALL may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of SonicWALL may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. SonicWALL may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. SonicWALL’s costs for such services, if retained, will not be significant.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholder Proposals Sought To Be Included in our 2010 Proxy Materials

Our shareholders may submit proposals that they believe should be voted upon at our next year’s annual meeting or nominate persons for election to our Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), some shareholder proposals may be eligible for inclusion in our 2010 proxy statement and proxy. These types of shareholder proposals or nominations must be submitted in writing to the attention of the Secretary, SonicWALL, Inc., 1143 Borregas Avenue, Sunnyvale, California 94089, no later than December 30, 2009, which is 120 calendar days prior to the one-year anniversary of the mailing date of the prior year’s proxy materials or a notice of availability of proxy materials (whichever is earlier). Shareholders interested in submitting a proposal or nomination are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The timely submission of a shareholder proposal or nomination does not guarantee that it will be included in our 2010 proxy statement.

Shareholder Proposals Not Eligible or Intended To Be Included in our 2010 Proxy Materials

Alternatively, under our Bylaws, our shareholders may submit proposals or nominations that they believe should be voted upon at our 2010 annual meeting, but do not seek to include in our 2010 proxy statement pursuant to Rule 14a-8. Any such shareholder proposals or nominations may be timely submitted in writing to the Secretary, SonicWALL, Inc., 1143 Borregas Avenue, Sunnyvale, California 94089, for the 2010 annual meeting of shareholders. To be timely, any such shareholder proposals or nominations must be received by the Secretary not later than 60 days prior to our 2010 annual meeting; provided, however, that in the event less than 70 days’ notice or prior public disclosure of the date of the 2010 annual meeting is given or made to shareholders, notice by such shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meting was mailed or such public disclosure was made. For example, if we provide notice of our 2010 annual meeting on April 20, 2010, for a 2010 annual meeting on June 10, 2010, any such proposal or nomination will be considered untimely if submitted to us after April 30, 2010. For purposes of the above, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the SEC. As described in our Bylaws, the shareholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of our common stock. If a shareholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, or the Bylaw Deadline, the shareholder will not be permitted to present the proposal to our shareholders for a vote at the 2010 annual meeting.

The rules of the SEC establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting, or the Discretionary Vote Deadline. The Discretionary Vote Deadline for the 2010 annual meeting is March 15, 2010, or the date which is 45 calendar days prior to the one-year anniversary of the mailing date of the prior year’s proxy materials or a notice of availability of proxy materials (whichever is earlier). If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2010 annual meeting.

Because the Bylaw Deadline is not capable of being determined until we publicly announce the date of our 2010 annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2010 annual meeting, and we believe that our proxy holders at such meeting would be allowed to use the discretionary authority granted by the proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Board of Directors

There are currently eight members of our Board of Directors (the “Board”):

John C. Shoemaker (Chair)                                                                       David W. Garrison
Charles D. Kissner                                                                                    Cary H. Thompson
Matthew Medeiros                                                                                    Charles W. Berger
Edward F. Thompson                                                                                Clark H. Masters

Our Board met seven times during fiscal year 2008 and took action by unanimous written consent on two occasions. Our Board met in executive session, without the presence of management, on five occasions. Committees of our Board held a total of thirty six meetings.

Overall attendance, either in person or by telephone conference call, at Board meetings and meetings of each of the Committees of our Board was approximately 93%. Each director attended at least 75% of the aggregate of all meetings of our Board and Committees on which he served during the past fiscal year. There are no family relationships among executive officers or directors of our company.

It is the policy of our Board to encourage Board members to attend the annual meeting of shareholders. All but two of our directors attended our 2008 annual meeting of shareholders in person.

Corporate Governance

On February 7, 2006, our Board of Directors adopted Corporate Governance Principles, which have been subsequently amended and restated effective as of October 21, 2008. Our Corporate Governance Principles are available on our company’s website at www.sonicwall.com under the tab Company-Corporate Governance. The Governance Principles provide, among other things, that:

●
Our Board has adopted a policy whereby any incumbent director nominee who receives a greater number of “withhold” votes for his or her election than votes “for” such election, shall tender his or her resignation for consideration by the Corporate Governance and Nominations Committee. The Corporate Governance and Nominations Committee shall recommend to our Board the action to be taken with respect to such offer of resignation.

●	If the Chairman of our Board is not an independent director, then one of the independent directors may be appointed by our Board of Directors to serve as “Lead Director.”

●
Our Board of Directors shall have four committees: Audit, Compensation, Strategic Planning and Corporate Governance and Nominations. Members of the Audit, Compensation and Corporate Governance and Nominations committees shall consist solely of independent directors.

●
Any director who should reach the age of 75 shall submit a letter of resignation for consideration by our Board. The Corporate Governance and Nominations Committee shall recommend to our Board the action to be taken with respect to such offer of resignation provided that in no event may such director continue service on our Board for more than two consecutive one year terms.

●	Our Board of Directors shall have a policy of holding separate meeting times for independent directors at each regularly scheduled meeting of our Board of Directors.

Our Board of Directors shall have responsibility over such matters as recommending a slate of directors for election by our shareholders at each annual meeting, selecting our chief executive officer, retaining counsel and expert advisors, and the consideration of questions of actual and potential conflicts of interest of Board members and corporate officers. In addition to our Corporate Governance Principles, we have adopted other policies and practices that promote good corporate governance and are compliant with the listing requirements of NASDAQ and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

●	All members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominations Committee are independent;

●	The independent members of our Board meet regularly without the presence of management;

●	We conduct periodic company-wide training on our Code of Conduct;

●	The charters of the committees of our Board clearly establish their respective roles and responsibilities;

●	Our Board and all of the committees of our Board conduct annual performance self-assessments;

●
All Named Executive Officers and members of our Board must obtain the permission of our General Counsel (and in the case of the General Counsel, permission of our Chief Financial Officer) before the sale of any shares of our Company’s common stock, even during an open trading window;

●	Our Audit Committee has procedures in place for the anonymous submission of employees reports on accounting, internal controls over financial reporting and auditing matters;

●	We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and others, including our principal accounting officer; and

●	Our internal audit function maintains oversight of key areas of our financial processes and controls and reports directly to the chair of our Audit Committee.

As the operation of our Board of Directors is a dynamic process, our Board of Directors regularly reviews changing legal and regulatory requirements, evolving best practices and other corporate governance developments. As a result of these reviews, our Board may modify our then current corporate governance policies and practices from time to time, as it deems appropriate.

Chairman of the Board

John C. Shoemaker became non-executive Chairman of the Board effective June 9, 2006. The Chair of the Board organizes Board activities to enable our Board to effectively provide guidance to and oversight and accountability of management. To fulfill that role, the Chair of the Board creates and maintains an effective working relationship with our chief executive officer and other members of management and with other members of our Board; provides direction to management regarding the needs, interests and opinions of our Board; and assures that our Board agenda is appropriately directed to the matters of greatest importance to our company.

The functions of the Chair are, among other things, to:

●	Preside over all meetings of our Board and shareholders, including regular executive sessions of our Board in which members of management do not participate;

●	Establish the agenda of each meeting of our Board in consultation with our chief executive officer;

●	Define the subject matter, quality, quantity and timeliness of the flow of information between management and our Board;

●	Coordinate periodic review of management’s strategic plan for our company;

●	Lead our Board review of the succession plan for our chief executive officer;

●	Coordinate the annual effectiveness review of our Board;

●	Coordinate the annual performance review of our chief executive officer;

●	Act as the principal liaison between the independent directors and our chief executive officer on sensitive issues;

●	Work with management on effective communication with shareholders;

●	Encourage active participation by each member of our Board; and

●	Perform such other duties and services as our Board may require.

Committees of our Board of Directors

Our Board of Directors has four standing committees: Audit, Compensation, Corporate Governance and Nominations and Strategic Planning. Each of the committees operates under a written charter adopted by our Board of Directors. Charters for the Audit Committee, Compensation Committee, and Corporate Governance and Nominations Committee can be viewed on our company’s website at www.sonicwall.com under the tab Company-Corporate Governance.

Audit Committee

The members of the Audit Committee are Edward F. Thompson (Chair), Charles W. Berger, and Charles D. Kissner. The Audit Committee met seven times during fiscal year 2008 and met in executive session, outside the presence of management, on four occasions. Each member of the committee is an independent director and meets each of the other requirements for audit committee members under applicable NASDAQ listing standards. Our Board also determined that Edward F. Thompson, Charles D. Kissner and

Charles W. Berger are audit committee financial experts as defined in Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

The functions of the Audit Committee are, among other things, to:

●	oversee our accounting and financial reporting processes and the internal and external audits of our financial statements;

●
assist our Board of Directors in the oversight and monitoring of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications, independence and performance, (4) the internal audit department and (5) our internal accounting and financial controls;

●	oversee and review our information technology, management information systems and our investment policies;

●	prepare the report that the rules of the SEC require to be included in our annual proxy statement;

●	appoint our independent registered public accounting firm; and

●
provide to our Board of Directors such additional information and materials as it may deem necessary to make our Board of Directors aware of significant financial matters that require the attention of our Board of Directors.

Compensation Committee

The members of the Compensation Committee are David W. Garrison (Chair), John C. Shoemaker and Clark M. Masters. The Compensation Committee met nineteen times during fiscal year 2008, including twelve times for the approval of stock option grants to new employees and acted one time by unanimous written consent. During fiscal year 2008, the Compensation Committee met in executive session, outside the presence of management, on six occasions. Each member of this committee is an independent director under applicable NASDAQ listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The functions of the Compensation Committee are, among other things, to:

●	Review and approve the compensation and benefits for our executive officers, administer our equity compensation plans and make recommendations to our Board regarding these matters;

●	Oversee the compensation philosophy and practices of our company;

●	Ensure a direct relationship between pay levels, corporate performance and return to our shareholders;

●	Oversee and review significant employee benefit programs, compensation, equity plans and development programs; and

●	Produce an annual report on executive compensation for inclusion in our proxy statement.

Corporate Governance and Nominations Committee

The members of the Corporate Governance and Nominations Committee are Charles D. Kissner (Chair), David W. Garrison and Clark M. Masters. The Corporate Governance and Nominations Committee met five times during fiscal year 2008. The Corporate Governance and Nominations Committee met in executive session, outside the presence of management, on three occasions. Each member of the committee is an independent director under applicable NASDAQ listing standards.

The functions of the Corporate Governance and Nominations Committee are, among other things, to:

●	Develop and recommend to our Board the governance principles applicable to our company;

●	Recommend to our Board compensation levels for non-employee Directors;

●	Identify prospective director nominees (including nominees recommended by shareholders) and to recommend to our Board the director nominees for the next annual meeting of shareholders;

●	Oversee the performance evaluation of our Board;

●	Assist our Board by evaluating potential successor candidates for our Board; and

●	Recommend to our Board nominees for each committee of our Board.

Strategic Planning Committee

The members of the Strategic Planning Committee are Cary H. Thompson (Chair), John C. Shoemaker, Charles W. Berger and Matthew Medeiros. The Strategic Planning Committee met five times during fiscal year 2008 and did not hold any executive sessions outside the presence of management.

The function of the Strategic Planning Committee is to review and recommend to our Board strategic transactions involving our company, including, without limitation, merger, acquisition and investment transactions consistent with the strategic objectives of our company.

Director Independence

Our Board has determined that each of the current directors standing for election, except for Matthew Medeiros, our President and Chief Executive Officer, has no material relationship with our company and is independent under the listing standards of the NASDAQ Stock Market and applicable rules of the SEC as currently in effect.

Our Board has also determined that all directors serving as members of our Audit, Compensation, and Corporate Governance and Nominations Committees are independent under applicable NASDAQ listing standards and applicable rules of the SEC as currently in effect. Except for Matthew Medeiros, all members of the Strategic Planning Committee have been determined by our Board to be independent under applicable NASDAQ listing standards and applicable rules of the SEC as currently in effect. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the applicable NASDAQ listing standards.

Consideration of Shareholder Recommendations and Nominations of Board Members

It is the policy of the Corporate Governance and Nominations Committee to consider properly submitted recommendations from shareholders of candidates for election to our Board of Directors.

A shareholder who desires to recommend a candidate for election to our Board of Directors shall direct the recommendation in writing to the Company Corporate Secretary, 1143 Borregas Avenue, Sunnyvale, California 94089, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and our company within the last three years and evidence of the nominating person’s beneficial ownership of our stock and amount of stock holdings.

If, instead, a shareholder desires to nominate a person directly for election to our Board of Directors, the shareholder must follow the rules set forth by the SEC (see “Deadline for Receipt of Shareholder Proposals” above) and meet the deadlines and other requirements set forth in Section 2.14 of our Bylaws, including sending a notice to the Company Corporate Secretary setting forth, (i) the name and address of the shareholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed, (ii) a representation that the shareholder is a holder of record of our stock who intends to vote such stock at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) if applicable, a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and (iv) if applicable, the consent of each nominee as a director of our company if so elected.

Identifying and Evaluating Nominees for our Board of Directors

The Corporate Governance and Nominations Committee uses a variety of methods for evaluating and identifying nominees for director, including the following:

●
The committee regularly reviews the current composition and size of our Board, and in the event that vacancies are anticipated, or otherwise arise, the committee will consider various potential candidates for director.

●
The committee reviews the qualifications of any candidates who have been properly recommended or nominated by a shareholder, as well as those candidates who have been identified by management, individual members of our Board of Directors or, if the committee determines, a search firm. Such review may, in the committee’s discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper.

●
The committee evaluates the performance of our Board of Directors as a whole and evaluates the performance and qualifications of individual members of our Board of Directors eligible for re-election at the annual meeting of shareholders.

●
The committee considers the suitability of each candidate, including the current members of our Board of Directors, in light of the current size and composition of our Board of Directors. In evaluating the qualifications of the candidates, the committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity, experience, length of service, other commitments and the like. The committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The committee considers each individual candidate in the context of the current perceived needs of our Board of Directors as a whole. While the committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall effectiveness of our Board of Directors and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

●
In evaluating and identifying candidates, the committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

●
After such review and consideration, the committee recommends that our Board of Directors nominate the slate of director nominees, either at a meeting of our Board of Directors at which a quorum is present or by unanimous written consent of our Board of Directors.

●	The committee endeavors to notify, or cause to be notified, in a timely manner all director candidates of its decision as to whether to nominate such individual for election to our Board of Directors.

In 2008, the committee did not engage a professional search firm to assist in the identification or evaluation of potential nominees for our Board of Directors.

Standards of Business Conduct: Code of Conduct and Code of Ethics for Senior Executive and Financial Officers

On April 24, 2004, our Board adopted a Code of Conduct that applies to all directors and employees of our company, including our principal executive officer, principal financial officer and principal accounting officer. At the same time, our Board also adopted a Code of Ethics for Principal Executive and Senior Financial Officers which applies to our principal executive officer, principal financial officer and principal accounting officer and other executive officers of our company. Both the Code of Conduct and Code of Ethics can be viewed under the tab Company-Corporate Governance on our website at www.sonicwall.com. We will post any amendments to, or waivers from, our Code of Conduct and our Code of Ethics at that location on our website or by filing a Form 8-K with the SEC.

Director Compensation

Under our Corporate Governance Principles, non-employee director compensation is reviewed annually by our Board acting upon recommendations of the Corporate Governance and Nominations Committee.

As part of its review conducted in January 2008, the Corporate Governance and Nominations Committee retained an independent compensation consultant, Radford Survey and Consulting, a unit of Aon Consulting, to perform an analysis of cash and equity compensation using proxy filing information of members of our peer study group. Peer group data included board annual retainer, committee chair annual retainer, committee member annual retainer, committee member meeting fees, board meeting fees, board chair annual retainer, board member initial equity grant and board member annual equity grant. The goal was to target non-employee director compensation at approximately the 50th percentile of our company’s peer group. The peer study group consisted of: Blue Coat Systems, Cisco Systems, Entrust, Inc., Extreme Networks, F5 Networks, Foundry Networks, Juniper Networks, McAfee, Inc., Netgear, Inc., NetScout Systems, Packeteer, Inc., Secure Computing Inc., Websense, Inc., and Zhone Technologies. The Corporate Governance and Nominations Committee and our Board believe that this positioning is appropriate to retain and motivate talented Board members who provide the necessary oversight of our company’s performance in light of its operating, financial and other significant corporate plans, strategies and objectives.

On February 5, 2008, our Board, acting on recommendations from the Corporate Governance and Nominations Committee modified the annual compensation for non-employee directors as follows:

●	Annual Board retainer increased from $25,000 to $35,000;

●	Annual retainer for Mr. Shoemaker for serving as Chair of the Board increased from $10,000 to $20,000;

●	Annual retainer for Mr. Edward Thompson for serving as Chair of the Audit Committee increased from $12,000 to $20,000;

●	Annual retainer for Mr. Garrison for serving as Chair of the Compensation Committee increased from $5,000 to $15,000;

●	Annual retainer for Mr. Kissner for serving as Chair of the Corporate Governance and Nominations Committee increased from $5,000 to $10,000;

●	Annual retainer for Mr. Cary Thompson for serving as Chair of the Strategic Planning Committee increased from $3,000 to $10,000;

●	Annual committee retainer for members of the Audit Committee increased from $5,000 to $15,000;

●	Annual committee retainer for members of the Compensation Committee and Strategic Planning Committee increased from $3,000 to $7,500;

●	Annual committee retainer for members of the Corporate Governance and Nominations Committee increased from $3,000 to $5,000; and

●	Elimination of all Board meeting fees and Board committee meeting fees.

 No changes to our Board member initial stock option grant of 25,000 shares or our Board annual stock option grant of 20,000 shares were recommended or adopted.

Our Board believes that these changes in non-employee director compensation represent recognition of the trend to reduce or eliminate individual meeting fees and correspondingly increase annual retainers while acknowledging the growing time commitment required of Board members, including the increase in the roles and activity of our non-employee directors outside the context of attending Board or committee meetings, the duration of Board and committee meetings, and the time required to prepare for such meetings. The recommendations and approved new compensation schedule also recognizes the current practices regarding premiums for service on the audit and compensation committees reflecting their additional responsibilities.

Prior to the compensation changes adopted on February 5, 2008, annual retainers for membership on the Audit, Compensation and Corporate Governance and Nominations Committees were last changed on July 23, 2002; annual retainers for membership on our Board were last changed on October 24, 2003; and annual retainers for the Chair of the Board and the chair of the committees of our Board were last changed on October 24, 2006.

On June 9, 2008, each non-employee director received a stock option grant to purchase 15,600 shares of SonicWALL common stock under our 1998 Stock Option Plan. Our Board voluntarily accepted a reduction in each member’s annual stock option grant which, pursuant to a pre-existing policy adopted by our Board, was to be granted on the date of the annual meeting. This voluntary reduction in the non-employee director annual stock option grant was made under the 1998 Stock Option Plan in order to conserve equity compensation available to employees of our company under the 2008 Equity Incentive Plan approved by the shareholders on June 10, 2008. The per share exercise price of the stock options is equal to $7.58, the closing price of SonicWALL common stock on June 9, 2008. The shares subject to these options fully vest one year after the grant date and vested options may be exercised up to two years after the recipient ceases to be a non-employee director.

Each of the awarded stock options has a term of ten years measured from the grant date, subject to earlier termination following the optionee’s cessation of Board service. The shares subject to each option provide for full acceleration of vesting of non-vested option shares if within the twelve month period following certain changes of control of our company, the director ceases serving as a member of our Board other than upon (i) voluntary resignation, (ii) death or disability or (iii) removal for cause.

Non-employee directors are reimbursed for travel and other out-of-pocket expenses related to their attendance at meetings. Mr. Medeiros, our President and Chief Executive Officer, receives no additional compensation for service as a director.

Stock Ownership Guidelines

On October 21, 2008, our Board approved a modification to our Corporate Governance Principles setting forth stock ownership guidelines for non-employee directors. These guidelines call for all non-employee directors to hold stock in our company valued at no less than one times the director’s annual retainer measured from the date of acquisition of such stock, with a three year period to reach that ownership level. In addition, non-employee directors are required to hold such shares for the duration of that director’s service on our Board.

Director Summary Compensation Table for Fiscal Year 2008

The table below summarizes the compensation paid by our company to non-employee directors for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
David W. Garrison	$67,477	$-	$58,186	$-	$(63,882)	$-	$61,781
Charles D. Kissner	69,227	-	58,186	-	-	-	127,413
Edward F. Thompson	74,227	-	58,186	-	-	-	132,413
John C. Shoemaker	76,912	-	47,435	-	-	-	124,347
Cary H. Thompson	56,633	-	58,186	-	-	-	114,819
Charles W. Berger	61,803	-	47,435	-	-	-	109,238
Clark H. Masters	49,459	-	106,298	-	-	-	155,757

(1)
The amounts in column (b) report the amount of cash compensation earned in fiscal year 2008 for Board of Directors and committee services including annual Board retainer, committee retainer fees, Board chair fee, committee chair fees and meeting fees earned through February 5, 2008. With respect to Mr. Garrison, the amount in column (b) also includes participation in our company’s Non-Qualified Deferred Compensation Plan.

(2)
The amounts in column (d) represent the share based compensation expense recognized (disregarding an estimate of forfeitures) for the fiscal year ended December 31, 2008 for options granted to each non-employee director in fiscal year 2008, as well as prior fiscal years. The fair value was estimated using the Black-Scholes option pricing model in accordance with FAS 123R. On June 9, 2008 each non-employee director received an option grant for 15,600 shares at a grant price of $7.58, the closing price of our common stock on that date. The FAS 123R grant date value of the options granted to each non-employee director on that date equals $33,089 using the Black-Scholes option pricing model. As of December 31, 2008, each non-employee director has the following number of options outstanding: Mr. Kissner 285,600; Mr. Cary Thompson 210,600; Mr. Garrison 140,600; Mr. Edward Thompson 140,600; Mr. Shoemaker 100,600; Mr. Berger 106,000; and Mr. Masters 40,600.

(3)
The amount in column (f) reflects earnings on directors’ fees deferred by Mr. Garrison pursuant to our company’s Non-Qualified Deferred Compensation Plan. Mr. Garrison is the only member of our Board who participates in our company’s Non-Qualified Deferred Compensation Plan.

Shareholder Communications

Any matter intended for our Board, or for any individual member or members of our Board should be directed to our company’s Corporate Secretary at SonicWALL, Inc., 1143 Borregas Avenue, Sunnyvale, California 94089, with a request to forward the communication to the intended recipient or recipients. In general, any shareholder communication delivered to our company’s Corporate Secretary for forwarding to our Board, or specified member or members of our Board, will be forwarded in accordance with the shareholder’s instructions. However, our Corporate Secretary reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials. Information regarding the submission of comments or complaints regarding our company’s accounting, internal accounting controls or auditing matters can be found on our company’s website at www.sonicwall.com under the tab “Corporate Governance.”

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The following eight persons have been nominated for election to our Board of Directors. Unless instructed otherwise, the proxy holders will vote the proxies received by them for the eight candidates listed below. Each director is elected annually by our shareholders and serves on our Board of Directors until the next annual meeting of shareholders or until his or her successor has been elected and qualified. All of the director nominees are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees listed below. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for the nominees listed below.

•      Charles W. Berger                                                •      David W. Garrison
•      Charles D. Kissner                                               •      Clark H. Masters
•      Matthew Medeiros                                              •      John C. Shoemaker
•      Cary H. Thompson                                              •      Edward F. Thompson

Our Bylaws provide that the number of directors of SonicWALL shall not be less than five nor more than nine, with the exact number of directors within that range set by our Board of Directors. The exact number of directors is currently set at eight.

If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a nominee designated by our current Board of Directors to fill the vacancy. At this time, we are not aware of any nominee who is unable or who will decline to serve as a director. If additional individuals are nominated for election as a director, the vote for the nominees will be determined by the proxy holders. Our Board of Directors recommends a vote “FOR” the election of each of the nominees listed above.

Officer and Director Information

The following table gives certain information as to each person nominated for election as a director, and our executive officers, as of March 31, 2009:

Name	Age	Position
John C. Shoemaker (2)(4)	66	Chairman of the Board
Matthew Medeiros (4)	52	President and Chief Executive Officer and Director
Marvin C. Blough	49	Vice President of Worldwide Sales
Frederick M. Gonzalez	59	Vice President, General Counsel and Corporate Secretary
Robert B. Knauff	47	Vice President, Finance, Corporate Controller and Chief Accounting Officer
Robert D. Selvi	52	Chief Financial Officer
Charles W. Berger (1)(4)	55	Director
David W. Garrison (2)(3)	53	Director
Charles D. Kissner (1)(3)	61	Director
Clark H. Masters (2)(3)	59	Director
Cary H. Thompson (4)	52	Director
Edward F. Thompson (1)	70	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance and Nominations Committee.
(4)	Member of the Strategic Planning Committee.

Director Nominees

Charles W. Berger has been a director of our company since December 2004. In April 2006, Mr. Berger was appointed chairman and chief executive officer of DVDPlay, a privately held early stage company in the business of design, manufacture and operation of DVD rental kiosks. He has held the position of chairman of the board of DVDPlay since 2001. Mr. Berger was president and chief executive officer of Nuance Communications, Inc., a leader in the voice automation market, from March 2003 until its acquisition by ScanSoft in September 2005. Prior to his tenure at Nuance, Mr. Berger was president and chief executive officer of Vicinity, Inc., a leading provider of locations-based technology and solutions, from December 2001 through 2002. He has also held the position of chief executive officer at AdForce from July 1997 through June 2001 and prior to that was chief executive officer at Radius, Inc. With more than 25 years experience in high technology, Mr. Berger has also held senior executive and financial roles at a range of market-leading companies including Sun Microsystems, Apple, and Rolm. He also serves on the Advisory Board of Santa Clara University’s Leavey School of Business. Mr. Berger holds a Bachelors of Science degree in Business Administration from Bucknell University, where he is on the Board of Trustees, and a Masters Degree in Business Administration from Santa Clara University. Mr. Berger also serves on the board of directors of Tier Technologies, Inc.

David W. Garrison has served as a director of our company since January 2003. He is currently president and chief executive officer of iBahn (formerly STSN), a provider of secure broadband applications and digital video services for hotels, and has served in such position since October 2002. From 2000 to 2001, Mr. Garrison was chairman and chief executive officer of Verestar, a satellite services company, where he also served on the board of Verestar’s parent company, American Tower. From 1995 to 1998, Mr. Garrison was chairman and chief executive officer of Netcom, a pioneer Internet service provider. Mr. Garrison has served as independent director on more than a half dozen boards of private and public companies. Mr. Garrison holds a Bachelor of Science degree from Syracuse University and a Master of Business Administration degree from Harvard University.

Charles D. Kissner has served as a director of our company since July 2000 and as Chairman of our Board of Directors from March 2003 until June 2006. Mr. Kissner has served as chairman of the board of directors of Harris Stratex Networks, Inc. since January 2007 when the Microwave Communications Division of Harris Corporation combined operations with Stratex Networks to form Harris Stratex Networks. Mr. Kissner served as executive chairman of Stratex Networks from 2006 to 2007, and as chairman and CEO from July 1995 through May 2000 and again from October 2001 to May 2006. Mr. Kissner has also served as vice president and general manager of M/A-COM, Inc., a manufacturer of radio and microwave communications products, president and CEO of Aristacom International, a communications software company, and executive vice president and a director of Fujitsu Network Switching, Inc. He also held a number of executive positions at AT&T (now Alcatel-Lucent) for thirteen years. Mr. Kissner currently serves on the board of directors of Shoretel, Inc., a voice-over-IP business communications systems company. In addition to currently serving on the Santa Clara University Leavey School of Business Advisory Board, he has previously served on a number of other public, private, and not-for-profit boards. Mr. Kissner holds a Masters Degree in Business Administration from Santa Clara University and a Bachelor of Science Degree from California State Polytechnic University.

Matthew Medeiros was named our President and Chief Executive Officer and appointed to our Board of Directors in March 2003. Prior to joining SonicWALL, Mr. Medeiros had served since 1998 as president and chief executive officer of Philips Components. As the chairman of the board and chief architect of the liquid crystal display (LCD) joint venture between Philips Electronics and LG Electronics, Mr. Medeiros established Philips as a leader in flat displays. Before Philips, Mr. Medeiros was vice president and general manager for the Optical Polymers Group, and vice president of business development for the Electronic Materials division of AlliedSignal. Mr. Medeiros also has extensive background in PC manufacturing, operations and materials management following executive positions at Radius, NeXT Computer and Apple. Mr. Medeiros graduated from the University of San Francisco with a bachelor’s degree in business administration in management science. Mr. Medeiros is a member of the board of directors of BRE Properties, Inc.

Clark H. Masters has served as a director of our company since December 2007. He is currently President and CEO of Astute Technologies, Inc. and has over three decades of technology industry experience. Prior to joining Astute Networks, Mr. Masters was chairman and president of Sun Microsystems Federal, Inc., a wholly owned subsidiary of Sun Microsystems, and executive vice president of Global Industry Sales. In this capacity, he was responsible for worldwide government and industry sales for the Telecommunications, Education, Manufacturing, Energy, and Financial markets. Mr. Masters previously served as executive vice president and general manager of Sun’s Enterprise Systems Products Group. Before joining Sun in 1996, Mr. Masters held a number of executive positions at Cray Research including vice president and general manager, vice president of development and vice president of manufacturing of Cray Research’s Business Systems. Prior to joining Cray Research, Mr. Masters was vice president of systems engineering at Celerity Computing, which was acquired by FPS Computing in 1988, and held a number of senior positions at NCR Corporation. Mr. Masters is a member of the board of directors of Astute Technologies.

John C. Shoemaker has served as a director of our company since August 2004. Mr. Shoemaker has three decades of high-technology experience. Beginning in 1990 and continuing through June 2004, Mr. Shoemaker held various executive management positions at Sun Microsystems, including executive vice president, worldwide operations organizations, and executive vice president and general manager for its Computer Systems Division. Previously, Mr. Shoemaker served in a number of senior executive positions with Xerox Corporation. Mr. Shoemaker received a bachelor’s degree from Hanover College, where he is currently on the Board of Trustees. He also holds a Master of Business Administration degree from Indiana University where he is a member of the School of Business Dean’s Advisory Council, the CIO Advisory Council and is the Principal Director of the Indiana University Foundation. He has also completed Ph.D. coursework at the Indiana University School of Government and has served on the boards of various private and not-for-profit entities and currently serves as a director of the El Camino Hospital Foundation in Mountain View, California. Mr. Shoemaker is a member of the board of directors of Altera, Inc., Astute Technologies, Inc. and Extreme Networks.

Cary H. Thompson has served as a director of our company since January 2001. In May 2008, Mr. Thompson joined Bank of America Securities LLC as its head of west coast investment banking and in December 2008 was promoted to Vice Chairman. From June 1999 until April 2008, he served as senior managing director for Bear, Stearns & Co., Inc. and the head of Corporate Finance for its Los Angeles office. Mr. Thompson joined Bear Stearns from Aames Financial Corporation where he served as chief executive officer from June 1996 to June 1999. Mr. Thompson received a Bachelor of Arts degree from the University of California, Berkeley, and a Juris Doctorate from the University of Southern California Law School. Mr. Thompson serves on the board of directors of Fidelity National Financial, Inc.

Edward F. Thompson has been a director of our company since December 2003. Prior to joining our Board of Directors, Mr. Thompson was a consultant to the Audit Committee of our Board of Directors beginning in June 2003. Mr. Thompson has served as a senior advisor to Fujitsu Limited and as a director of several Fujitsu subsidiaries or portfolio companies since 1995. From 1976 to 1994, Mr. Thompson served in a series of management positions with Amdahl Corporation including, from August 1983 to June 1994, chief financial officer and secretary of Amdahl and from October 1985 to June 1994, chief executive officer of Amdahl Capital Corporation. Mr. Thompson holds a Master of Business Administration degree in operations research from Santa Clara University and a Bachelor of Science degree in aeronautical engineering from the University of Illinois. He is also a member of the Advisory Board of Santa Clara University’s Leavey School of Business. Mr. Thompson is a member of the board of directors of Harris Stratex Networks, Inc., InnoPath Software, Inc. and ShoreTel, Inc.

Executive Officers

Marvin C. Blough was named our Vice President of Worldwide Sales in January 2008 and was elected as an executive officer in February 2008. Mr. Blough has held various executive sales positions at our company including Vice President, Americas and Vice President for our EMEA Sales region. Prior to joining our company, Mr. Blough was Vice President of OEM and Strategic Sales at Phobos Corporation before that company was acquired by our company in October 2000. Prior to Phobos, Mr. Blough held various sales and sales management positions at Novell, Moore Business Systems, United Technologies and Xerox Corporation. Mr. Blough holds a Bachelor of Science degree in business from Virginia Tech.

Frederick M. Gonzalez was named Vice President and General Counsel in January 2004 and was elected Corporate Secretary in March 2004. From August 2002 until July 2003, Mr. Gonzalez was vice president and general counsel for Extreme Networks, Inc. and from May 2000 until August 2002, he was vice president and general counsel for Polycom, Inc. Prior to Polycom, Mr. Gonzalez served in various positions within the corporate legal department at Amdahl Corporation, including associate general counsel from 1994 until May 2000. Mr. Gonzalez received a Bachelor of Science degree in Chemistry, a Master of Business Administration degree and a Juris Doctor degree (summa cum laude) from Santa Clara University. He currently serves on the Board of Visitors of the Santa Clara University School of Law and on the Board of Directors of the Silicon Valley Law Foundation. He is a member of the bar in the State and Federal Courts in California and the United States Supreme Court.

Robert B. Knauff was named our Vice President, Finance, Controller and Chief Accounting Officer in November 2003. From September 1997 until November 2003, Mr. Knauff held various management roles at Rational Software Corporation, including corporate controller. Beginning in February 2003, Mr. Knauff led the financial integration of Rational Software into IBM. Prior to joining Rational Software, Mr. Knauff held various financial management and controller positions in the high technology industry. Mr. Knauff received a Bachelor of Arts degree in business economics from the University of California, Santa Barbara, and is a Certified Public Accountant in the State of California.

Robert D. Selvi was named our Vice President and Chief Financial Officer in January 2005. Mr. Selvi has 25 years of experience in senior financial management roles at leading technology companies. From 1992 to 1995, Mr. Selvi held the position of chief financial officer at Claris Corporation. He was also chief financial officer at Cooper & Chyan Technology from 1995 to 1997 and Artisan Components from 1997 to 1999. Most recently, Mr. Selvi served as chief financial officer of Kontiki, a private enterprise software company, from 2001 to 2004. Mr. Selvi currently serves on the board of directors of eSilicon Corporation, Sunnyvale, California, and on the Advisory Board of Santa Clara University’s Leavey School of Business. He holds a Bachelor of Science degree in Commerce and a Master of Business Administration degree, each from Santa Clara University.

Vote Required

The affirmative vote of a plurality of votes cast at the annual meeting is required for the election of directors. A properly executed proxy marked “withhold authority” with respect to one of more directors will not be voted with respect to the director or directors indicated. Under our Corporate Governance Principles, if the number of “withhold” votes exceeds the number of votes “for” a director, that director will be elected but is required to promptly submit a letter of resignation to the Chairman of our Board of Directors for consideration by the Corporate Governance and Nominations Committee. The Corporate Governance and Nominations Committee would then recommend to our Board of Directors the action to be taken with respect to such resignation and our Board of Directors is required to act within ninety days following the certification of the shareholder vote with respect to the resignation. Abstentions and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED SLATE OF DIRECTORS.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Board of Directors has selected Armanino McKenna LLP as our independent auditors for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of auditors for ratification by our shareholders at the 2009 annual meeting. Before making the selection, the Audit Committee carefully considered the qualifications of Armanino McKenna LLP as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services. The Audit Committee expressed its satisfaction with Armanino McKenna LLP in all of these respects. In connection with the audit of our 2009 financial statements, we entered into an engagement agreement with Armanino McKenna LLP, dated March 16, 2009, which sets forth the terms by which Armanino McKenna LLP will perform audit services for our company. That agreement is subject to alternative dispute resolution procedures.

 Representatives of Armanino McKenna LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so. It is expected that those representatives will be available to respond to appropriate questions.

Selection of our company’s independent auditors is not required by our Bylaws or otherwise to be submitted to a vote of the shareholders of our company for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee of our Board of Directors to be directly responsible for the appointment, compensation and oversight of the audit work of our independent auditors. However, our Board of Directors is submitting the selection of Armanino McKenna LLP to our shareholders for ratification as a matter of good corporate governance. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Armanino McKenna LLP, and may retain that firm or another without re-submitting the matter to our shareholders. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders.

Audit and Non-Audit Fees

The following table sets forth fees for services from Armanino McKenna LLP provided during fiscal years 2008 and 2007:

	2008	2007
Audit fees (1)	$837,449	$1,051,318
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$837,449	$1,051,318

(1)
Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings and the acquisition of Aventail, Inc. in July 2007.

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by the independent registered public accountants. During fiscal year 2008, all of the services provided by Armanino McKenna LLP were audit services and were pre-approved by the Audit Committee in accordance with this policy.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to ratify the selection of Armanino McKenna LLP as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of Armanino McKenna LLP as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL TWO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 31, 2009, for:

●	each person who we know beneficially owns more than 5% of our common stock;

●	each of our directors and director nominees;

●	each of our named executive officers; and

●	all of our current directors and executive officers as a group.

Unless otherwise indicated, each of the following shareholders can be reached at or care of our principal offices at 1143 Borregas Avenue, Sunnyvale, California 94089.

Name	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Shares of Common Stock Outstanding
5% Shareholders:
Ameriprise Financial, Inc. (2)	6,436,423	12.0%
BlackRock, Inc. (3)	5,963,853	11.1%
Dimensional Fund Advisors LP (4)	4,288,670	8.0%
Schroder Investment Management North America Inc. (5)	3,139,600	5.8%
Barclays Global Investors, NA (6)	3,015,015	5.6%

Directors and Executive Officers:
Matthew Medeiros (7)	3,030,300	5.3%
Robert D. Selvi (8)	699,790	1.3%
Marvin C. Blough (9)	508,080	*
Charles D. Kissner (10)	270,000	*
Robert B. Knauff (11)	251,794	*
Cary H. Thompson (12)	195,000	*
Frederick M. Gonzalez (13)	167,693	*
John C. Shoemaker (14)	135,000	*
David W. Garrison (15)	127,500	*
Edward F. Thompson (16)	125,000	*
Charles W. Berger (17)	85,000	*
Clark H. Masters (18)	25,000	*
All directors and current executive officers as a group (12 persons) (19)	5,620,157	9.5%

* Represents less than 1%.

(1)
Percentage of beneficial ownership is based on 53,802,245 shares of our common stock outstanding as of March 31, 2009, together with option shares that may be exercised within sixty days of March 31, 2009 (“Vested Options”). Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. Vested Options are deemed outstanding for computing the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)
The number of shares beneficially owned is as reported in a Schedule 13G filed by Ameriprise Financial, Inc. (“Ameriprise”) with the SEC on March 10, 2009. As set forth in such Schedule 13G, Ameriprise is the parent holding company of RiverSource Investments, LLC (“RVS”), and RVS is an investment advisor to Seligman Tech Spectrum Fund, Inc. (“Tech Fund”). Ameriprise and RVS share voting power as to 21,995 shares and dispositive power as to 6,436,423 shares. Tech Fund has sole voting power and shared dispositive power as to 2,897,725 shares. Each of Ameriprise and RVS disclaim beneficial ownership with respect to all of the shares over which they share voting and dispositive power. The address of Ameriprise is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

(3)
The number of shares beneficially owned is as reported in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 10, 2009. As set forth in such Schedule 13G/A, BlackRock, Inc. is a parent holding company for the following investment management subsidiaries and shares voting and dispositive power as to 5,963,853 shares held by such subsidiaries: BlackRock Advisors LLC, BlackRock Asset Management U.K. Limited, BlackRock Capital Management, Inc., BlackRock Investment Management LLC, BlackRock Japan Co. Ltd. and State Street Research & Management Co. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(4)
The number of shares beneficially owned is as reported in a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2009. As set forth in such Schedule 13G/A, Dimensional Fund Advisors LP serves as an investment advisor or manager to various companies, trusts and accounts which own the securities. Though it holds sole voting power as to 4,168,924 shares and sole dispositive power as to 4,288,670 shares, Dimensional Fund Advisors LP disclaims beneficial ownership of all of such shares. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(5)
The number of shares beneficially owned is as reported in a Schedule 13G filed by Schroder Investment Management North America Inc. (“Schroder”) on February 13, 2009. As set forth in such Schedule 13G, Schroder has sole voting power as to 2,261,084 shares, shared voting power as to 878,516 shares and sole dispositive power as to 3,139,600 shares. The address of Schroder is 875 Third Avenue, 21st Floor, New York, NY 10022.

(6)
The number of shares beneficially owned is as reported in a Schedule 13G filed by Barclays Global Investors, NA (“Barclays”) on February 5, 2009. As set forth in such Schedule 13G, Barclays has sole voting power as to 1,364,611 shares and sole dispositive power as to 1,599,738 shares, and Barclays Global Fund Advisors has sole voting and dispositive power as to 1,415,277 shares. The address of Barclays is 400 Howard Street, San Francisco, CA 94105.

(7)	Includes 2,877,693 Vested Options.
(8)	Represents 699,790 Vested Options.
(9)	Represents 508,080 Vested Options.
(10)	Represents 270,000 Vested Options.
(11)	Represents 251,794 Vested Options.
(12)	Represents 195,000 Vested Options.
(13)	Represents 167,693 Vested Options.
(14)	Includes 85,000 Vested Options.
(15)	Includes 125,000 Vested Options.
(16)	Represents 125,000 Vested Options.
(17)	Represents 85,000 Vested Options.
(18)	Represents 25,000 Vested Options.
(19)	Includes an aggregate of 5,415,050 Vested Options.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Compensation Program Objectives and Policies

Overall Program Objectives

The Compensation Committee of our Board of Directors (the “Committee”) believes that the best way to serve our shareholders is to create a competitive compensation program having the following principal objectives:

●	Provide competitive compensation packages that enable us to attract, reward and retain highly qualified executives;
●	Base a significant portion of compensation on performance to motivate these individuals to achieve short and long term corporate goals designed to enhance shareholder value; and
●	Support our company’s business strategy and business plan.

Our philosophy in setting the compensation policies for named executive officers and other key employees is to maximize shareholder value over time and to link pay to performance. To implement this philosophy, the Committee reviews the performance of the named executive officers (“NEOs”), as well as other members of senior management, on a periodic basis throughout the fiscal year. The Committee believes that executive compensation should be directly linked to continuous improvement in corporate performance and increases in shareholder value and has developed the following guidelines to develop executive compensation programs and set compensation levels for executives:

●
Provide a total compensation package that is flexible, enables our company to attract and retain key executive talent, minimize unwanted turnover and motivate outstanding performance, taking into consideration the compensation practices of a group of specifically identified peer companies;

●	Align all pay programs with our annual and long-range operating plans, business strategies and objectives;
●	Provide variable compensation opportunities that are linked to our performance and that align the financial interests of executives with those of shareholders;
●	Consider the importance of the executives to our company and the relative levels of compensation for other executives at our company; and
●	Design compensation programs that do not encourage excessive risk taking that could jeopardize our Company.

These policies guide the Committee in assessing the appropriate allocation between base salary, cash incentive compensation and equity compensation.

Role and Authority of the Compensation Committee

The Committee oversees the executive compensation programs of our company and is comprised entirely of independent directors as determined under applicable NASDAQ and SEC rules.

In 2008, the members of the Committee were David W. Garrison (Chair), John C. Shoemaker and Clark M. Masters.

The Committee operates under a written charter adopted by our Board. A copy of the charter is available on our company’s website at www.sonicwall.com under the tab Company-Corporate Governance. Under the terms of the charter, the fundamental responsibilities of the Committee include the review and approval of:

●
Our company’s overall compensation and benefits philosophy and strategy, the strategy for recruiting, retaining and developing top talent, and the alignment of plans and programs with such philosophy and strategy;

●	Our company’s incentive plans, for both executive and non-executive employees, and aligning them with our company’s compensation strategy and objectives;
●	The terms and conditions of our company’s stock plans;
●	The granting of stock options and other discretionary awards under our company’s equity incentive plans to eligible employees;
●
The compensation payable to our chief executive officer, and other senior members of management as the Committee deems appropriate, including base salary, the implementation and administration of incentive compensation programs, and any awards from our company’s stock plans; and

●	The terms and conditions of employment agreements, severance agreements, change of control agreements and other contractual agreements with certain senior members of management.

The responsibilities of the Committee have not been delegated to any person or sub-committee for any purpose including the granting of stock options or other equity awards.

 Compensation Recovery

The Committee has not adopted a policy regarding the adjustment or recovery of awards under our company’s annual incentive compensation programs if the relevant performance measurements are restated or otherwise adjusted in a manner that would reduce the size of the award or payment. If we are required to restate our financial results due to material non-compliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, applicable law provides that our company will recover certain incentive compensation from that executive officer, including certain profits realized from the sale of company securities. In such a situation, our Board would exercise its business judgment to determine what action it believes is appropriate. The Committee reserves the right in its discretion to recommend to our Board the adoption of a policy regarding the recovery of compensation in the future.

Release of Material Non-Public Information

Our company does not release material non-public information for the purpose of affecting the value of executive compensation and we do not adjust the timing of equity awards in an attempt to take advantage of material non-public information recently released or about to be released. The policy of the Committee is intended to minimize to the greatest extent possible any connection between the timing of the release of material non-public information and the value of executive compensation. We recognize, however, that we may be legally required to disclose material information about our company or our securities at a time when the disclosure could affect the value of equity awards that have just been granted or are about to be granted.

Policy Regarding the Granting of Stock Options

In August 2006, the Committee adopted a formalized policy regarding the granting of stock options to all employees. This policy applies to grants made under our recently expired 1998 Stock Option Plan (the “1998 Plan”), our 2008 Equity Incentive Plan (the “2008 Plan”) and our 2008 Inducement Equity Incentive Plan (the “2008 Inducement Plan”). Under the terms of the policy, stock option grants to employees of our company are made in accordance with the following:

●
All stock option grants are authorized by the Committee at a regular or special meeting of the Committee; the granting of stock options by written consent in lieu of a meeting is not authorized under the policy;

●
The Committee meets regularly during the first full week of each calendar month for the purpose of authorizing the granting of options, including to newly hired employees and existing employees receiving annual performance related stock option grants;

●	Grants of stock options to NEOs may not be made at times when trading in our company’s stock is prohibited pursuant to our company’s Insider Trading Compliance Policy;
●
Grants of stock options to employees shall be within established grant guidelines for the particular job grade as determined by our company with the approval of the Committee and the Committee must approve all deviations from such established grant guidelines; and

●
The exercise price of each option granted pursuant to the policy shall be equal to the closing price of our company’s common stock on the NASDAQ Stock Market on the date of the meeting of the Committee authorizing such option grant, as such price is reported by Yahoo! Finance at http://finance.yahoo.com.

In June 2008, the Committee adopted revised grant guidelines for all job grades within our company in connection with the substantial reduction in available equity compensation available under the 2008 Plan.

The period during which trading is prohibited pursuant to our company’s Insider Trading Compliance Policy begins on the fifteenth day of the third month of each fiscal quarter and ends at the opening of the market on the third business day after we publicly release earnings results for that quarter. The goal of the policy relating to stock option grants to NEOs is to minimize the chance that such grants are made on a date when such NEOs may be aware of material non-public information about us or our securities.

Accounting and Tax Effects

The Committee also considers the impact of federal tax laws on our compensation program including the deductibility of compensation paid to our NEOs. The Committee generally seeks to maximize the deductibility for tax purposes of all elements of compensation. The Committee reviews compensation plans in light of applicable tax provisions, including Section 162(m) of the Code which generally disallows a tax deduction to public companies for non-qualifying compensation in excess of $1,000,000 paid to a person in any fiscal year, and may revise compensation plans to maximize deductibility, although deductibility will be only one among a number of factors considered in determining appropriate levels or modes of compensation. The Committee believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. The Committee may approve elements of compensation that are not fully deductible, and reserves the right to do so when the Committee deems such plans to be in the best interest of our company.

The Committee also considers the impact of Section 409A of the Code and our executive plans and programs are designed to comply with the requirements of Section 409A so as to avoid possible adverse tax consequences that may result from non-compliance.

Policy Regarding Internal Equity

The Committee believes that internal equity is an important factor in establishing compensation for NEOs and other members of senior management of our company. Although we have not established a formal policy regarding the ratio of total compensation of our chief executive officer to that of the other NEOs, or other members of senior management of our company, the Committee reviews on a periodic basis the relative levels of compensation granted to different levels of senior management. In this review, the Committee considers the importance of the position, the performance of the individual, the compensation levels of our peer group for the same or similar positions and relative compensation to other members of senior management.

Role of Compensation Consultant

The Committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities and our company is obligated to pay such advisors.

In its process for deciding how to compensate members of senior management, including the NEOs, the Committee considers competitive market data provided by its independent compensation consultant. In 2008, the Committee engaged Radford Survey + Consulting (“Radford”) to be the independent compensation consultant to the Committee. The Committee determined that Radford was independent because our company, other than subscribing to the Radford Benchmark/Executive Survey High-Tech Report, does not retain Radford for any other compensation engagements and the fees associated with this engagement do not constitute a large percentage of the total business of Radford.

Radford’s engagement with our company includes reviewing and advising on principal aspects of senior management compensation, including base salary, incentive compensation and equity awards, providing input on a range of external market forces, including evolving compensation trends, appropriate peer group companies and market survey data. Radford also provides general observations on our compensation programs, but does not determine or recommend the amount or form of compensation for any executive. Radford’s responsibilities include:

●	Gathering and analyzing publicly available proxy data for the peer group (described below) and other data obtained from public survey information; and
●	Analyzing pay survey data and analysis provided by management.

In the course of fulfilling its consulting responsibilities, Radford meets with the Committee without management present. Radford also reviews proposals that management makes to the Committee and reports its findings to the Committee and not to management.

During 2008, management and the Committee also engaged Compensia, Inc. (“Compensia”) to review and advise the Committee and management regarding the design and evaluation of various equity based compensation programs. The Committee does not consider Compensia to be independent since they provide other services to our company and receive compensation from our company for those services.

Role of the Chief Executive Officer and Management in Compensation Decisions

The Committee may invite members of our company’s management team to attend its meetings and did so for all of the Committee’s regular meetings and some of its special meetings during fiscal year 2008. Mr. Medeiros, our Chief Executive Officer, attends most of the meetings of the Committee. The Committee also regularly holds executive sessions not attended by any members of management. The Committee discusses Mr. Medeiros’s compensation package with him. The Committee then makes decisions, or recommendations to our Board, with respect to Mr. Medeiros’s compensation, outside of his presence.

Mr. Medeiros plays an important role in the compensation setting process in assessing the performance of his entire senior management team (other than himself) and participating in the recommendation process. The most significant aspects of his role are: evaluating NEO and other senior management performance (other than himself), establishing specific operational goals within the areas under the control of each member of senior management and recommending salary levels, annual incentive compensation payouts and option awards.

At the request of the Committee, Mr. Medeiros provides the Committee, at each of its regular quarterly meetings, with an update of the performance of senior management against a defined set of operational objectives established at the beginning of the fiscal year. These performance parameters are linked to an established set of corporate priorities that form the foundation of our Company’s annual operating plan. As part of its executive sessions, the Committee considers the recommendations of Mr. Medeiros. The Committee believes that Mr. Medeiros provides valuable perspective in making these performance assessments because of his direct knowledge of each member of senior management, including the NEOs, performance and contributions. The Committee members also consider their own direct contact and observation of senior management, including the NEOs, as part of this evaluation.

Peer Group Companies

In analyzing our executive compensation program, the Committee compares certain aspects of executive compensation, such as base salary, cash incentive compensation programs, and long-term equity incentives, to those provided by our company’s peer group. The Committee believes that information regarding executive compensation practices at other companies provides a benchmark to validate that our practices are competitive in the marketplace. This marketplace information is one of many factors the Committee considers in assessing the reasonableness of executive compensation, including the characteristics of the functional area in which the individual operates and the individual’s role, responsibility, qualifications and experience. Companies comprising the peer group are publicly traded high technology companies that are viewed by the Committee as being competitors for executive talent as well as companies with the size and scope that are similar to our company’s as measured by market capitalization and revenue and have executive positions similar in breadth and scope to our executive positions. The peer group, as updated in March and April of 2008, consisted of the following companies:

Extreme Networks	Packeteer
Secure Computing	Blue Coat Systems
Entrust	F5 Networks
Foundry Networks	Netgear
Netscout Systems	Zhone Technologies
WebSense

By the end of the fiscal year, this list was revised to delete Secure Computing, Foundry Networks and Packeteer, each of which had been acquired by other companies not on the list, and for which information would no longer be publicly available. For 2009, the Committee intends to review the peer group list and expects to add and delete companies to ensure that comparisons remain appropriate.

Data on the compensation practices of our peer group is gathered through searches of publicly available information, including proxy statements. Due to limited availability of salary information in proxy statements for positions other than chief executive officer and chief financial officer, the Committee relies on a combination of public information and market survey sources for positions other than CEO and CFO.

Our company relies on various compensation surveys published by independent data sources including various Radford High Technology Surveys, the IPAS international employee survey for cash compensation, and the Buck Consultants Global Long-Term Incentive Practices Survey for equity compensation.

Although no single company included in the peer group is exactly comparable to our company in every respect, the Committee believes that the peer group, taken as a whole, provides a valid reference point for the range of competitive pay. The Committee updates the peer group on a periodic basis. The specific companies included in the peer group may change based upon market capitalization, revenue, relevance to the marketplace or other pertinent factors.

Summary of Compensation Philosophy

Our compensation philosophy is guided by the principles that pay should be performance based, market driven and enhance our ability to attract and retain top talent for similar positions relative to compensation paid by companies in our peer group while not encouraging excessive risk taking. The Committee believes that compensation programs should offer an opportunity for greater compensation for superior performance balanced by the risk of lower compensation when performance is less successful. A broad range of facts and circumstances is considered in exercising our judgment in setting executive compensation. Among the factors considered for members of senior management generally, and for the NEOs in particular, are market information, company performance, internal equity, past practice, individual experience and individual performance. The weight given each factor may differ from year to year, and may differ among individual NEOs in any particular year. This flexibility is particularly important in designing compensation arrangements to attract new executives in the highly-competitive, rapidly changing market in which we compete.

The Committee believes that compensation paid to executive officers and other members of senior management should be closely aligned with our company’s performance and individual performance objectives, linked to specific, measurable results with the objective of improving shareholder value, and that total compensation must attract, motivate and retain talented members of senior management responsible for the success of our company. These principles guide compensation related decisions in the following ways:

●
A substantial portion of senior management compensation, including the compensation of the NEOs, is contingent on, and variable with, achieving a mix of objective and subjective corporate and individual performance objectives.

●	Total compensation is higher for individuals with greater responsibility and greater ability to influence our company’s achievement of targeted performance results.
●	As position and responsibility increases, a greater portion of total compensation is performance based and is contingent on achieving established corporate and individual performance objectives.
●	Equity based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Over the long term, the Committee anticipates that some compensation elements or plans may be redesigned or be eliminated and other compensation elements or plans may be added. The Committee also expects to continue to consider new approaches or insights in shaping our executive compensation program for the future.

Elements of Compensation

We compensate our senior management, including our NEOs, through a mix of base salary, cash incentive compensation and equity compensation. Our compensation elements are designed to fulfill one or more of our performance, alignment and retention objectives. The targeted cash compensation mix between base salary and incentive compensation varies depending on level:

	Base Salary	Cash Incentive Compensation

Chief Executive Officer	50%	50%
World Wide Sales Vice President	50%	50%
Other NEOs	67%	33%

Our allocation goal with respect to cash compensation is not applied rigidly. We use these goals as another tool to assess an executive’s total pay opportunities and whether we have established the appropriate incentives to accomplish our compensation objectives.

The Committee reviews executive compensation guidelines with the assistance of its independent compensation consultant. When considering the appropriate allocation of equity compensation to total compensation, the Committee first considers target cash compensation to come from salary and incentive compensation and then considers the level of achievement of certain performance objectives established for that executive at the commencement of the calendar year. Our goal is to target total cash compensation at approximately the 60th percentile for high technology companies as reflected in the compensation surveys and our peer group of companies.

The 1998 Plan only permitted the grant of stock options. On June 10, 2008, our company shareholders approved the 2008 Plan. The 2008 Plan provides for the grant of the following types of incentive awards: (i) nonstatutory and incentive stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units and (v) performance shares. No grants of any incentive awards have been made to NEOs under the 2008 Plan since approval by our shareholders. On June 10, 2008, our Board approved the 2008 Inducement Plan. Grants made under the 2008 Inducement Plan are granted as inducements material to employment in accordance with NASDAQ Marketplace Rule 4350(i)(l)(A)(iv). The terms of the 2008 Inducement Plan are substantially similar to the 2008 Plan with the material exceptions that (i) incentive stock options are not included in the 2008 Inducement Plan, (ii) the annual compensation paid by our company to specified executives will be deductible only to the extent that such compensation does not exceed $1,000,000 as the conditions of Section 162(m) of the Code have not been met and (iii) shareholder approval was not required in order to adopt the 2008 Inducement Plan. No grants of any incentive awards have been made to NEOs under the 2008 Inducement Plan since its adoption by our Board.

Prior to June 10, 2008, the Committee’s analysis of appropriate equity compensation was limited to the granting of stock options. In light of this limitation, the Committee established a target range for equity compensation for our NEOs and other members of senior management as between the 60th and 75th percentile for high technology companies as reflected in the compensation surveys and our peer group of companies. In view of the flexibility afforded by the 2008 Plan to allow for several different forms of long- term incentive awards, the Committee intends to review the percentile range target for equity compensation in the context of an updated peer group.

Consistent with our overall compensation philosophy, the Committee believes that compensation of our most senior levels of management, the levels of management having the greatest ability to influence the performance of our company, should be more heavily performance based while other employees should receive a greater portion of their compensation in base salary.

We believe that this combination of programs provides an appropriate mix of fixed and variable compensation, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

Base Salary

The objective of base salary is to provide fixed compensation to an individual sufficient to attract and retain competent executive talent and reflecting his or her job responsibilities, experience, value to our company and demonstrated performance. The Committee believes that base salary is a critical element of executive compensation because it provides our senior management with a level of cash compensation that facilitates our ability to attract, retain and equitably award our executives. Our goal is to target base salary at approximately the 60th percentile of our peer group. We currently expect to continue targeting base salary at this level. Base salaries have varied from the 60th percentile target because the Committee also considers other factors in determining base salaries. These other factors may include: qualifications and experience, job performance, scope of responsibility, future potential, the goals and objectives established for the executive, the executive’s time in his or her position, competitive pressures to attract and retain talent, and market conditions generally.

For NEOs other than our chief executive officer and for other members of senior management, one additional factor the Committee considers is the recommendation of our chief executive officer.

On February 4, 2008, in connection with his promotion to be Vice President of Worldwide Sales, the salary of Mr. Blough was increased from $185,000 to $250,000 and his targeted commission was also increased from $185,000 to $250,000. On June 30, 2008, in recognition of his expanded scope of responsibility, the salary of Mr. Knauff was increased from $240,000 to $245,000. No other NEO received a base salary increase in fiscal year 2008.

Annual Incentive Compensation Bonus

Our company maintains an annual cash incentive compensation bonus program for NEOs and other senior members of management. Certain senior members of sales management, including Mr. Blough, the Vice President of Worldwide Sales, who participate in our company’s sales commission plan, are excluded from this program. The bonus program is intended to encourage and reward achievement of our company’s business goals and to assist our company in attracting and retaining executives.

The bonus plan approved by the Committee for fiscal year 2008 established a bonus pool (the “Bonus Pool”) from which payments are to be made to eligible employees based upon company and individual performance. For fiscal year 2008, the Committee selected total revenue, earnings per share on a non-GAAP basis and free operating cash flow as defined performance parameters for the release of payments. Each of the specifically defined performance parameters either equal or exceed the parameter established in the annual operating plan for our company as adopted by our Board of Directors. We did not select stock price appreciation as a factor in determining bonus payouts because our stock price is a product of not just company performance but also market, economic and political factors outside the control of our senior management. We concluded that the factors selected correspond to growth, profitability and financial health indicators that are essential components of long-term success and viability and enable future strategic investments. The Committee further believes that linking the performance parameters of the bonus plan to the parameters established in our company’s annual operating plan reflects a program that is performance based, where the relative difficulty in achieving the performance targets is consistent from year-to-year, and is designed to correlate closely with the long-term growth of shareholder value.

Each of the performance goals is weighted equally. If company performance equals or exceeds, on a blended average, 90% of the defined performance measurement target, 80% of the available Bonus Pool is made available for payout to eligible employees depending on individual performance, including eligible NEOs, provided that no single performance measurement component is less than 70% of targeted performance. If our company performance equals or exceeds, on a blended average basis, 100% of the defined performance targets, 100% of the available Bonus Pool is made available for payout to eligible employees, provided that no single performance measurement component is less than 70% of targeted performance. In the event that any two performance measurement components fail to equal or exceed 70% of the targeted performance, no bonus payout will be made.

If performance of our company, on a blended average basis, exceeds 100% of the defined performance targets, the Bonus Pool is increased based upon a predetermined formula associated with total revenue and earnings per share on a pro-forma basis, provided that if performance of any one performance measurement component fails to equal or exceed 80% of the targeted performance then the amount available for payout to eligible employees is capped at 110% of the available Bonus Pool.

Once the level of the Bonus Pool authorized has been determined, the bonus payments made to all participants, including the NEOs, is determined based upon the achieving individual performance objectives. As part of our pay-for-performance policy, each member of senior management, including the NEOs, commit to performance goals set forth in a “balanced business scorecard.” This scorecard includes company- wide and function specific goals for a particular fiscal year. We believe that using a “balanced business scorecard” approach results in individual performance targets that reflect more refined goals in a wider variety of functional areas, thereby linking incentive compensation in a more specific manner to individual job duties. The Committee relies on our chief executive officer to make recommendations concerning the achievement of individual performance objectives of members of senior management, including the NEOs. The Committee believes our chief executive officer is in the best position to accurately assess the individual performance of these employees. Discussion of the performance of senior management is part of the executive sessions at regularly scheduled quarterly meetings of the Committee.

Under his employment agreement dated March 14, 2003, Mr. Medeiros has a targeted annual incentive bonus equal to 100% of base salary up to a maximum of 200% of base salary. The Committee has approved annual incentive bonus targets equal to 50% of base salary for Mr. Selvi, Mr. Knauff and Mr. Gonzalez.

For fiscal year 2008, actual result for revenue was $218.7 million, actual result for earnings per share on a non GAAP basis was $0.29 and actual results for free operating cash flow was $17.9 million. Actual performance was below 90% of defined performance targets on a blended average basis and therefore no incentive compensation payments were made to NEOs because the level of performance required for the threshold level of funding was not met.

The Committee has the discretion to approve a Bonus Pool that is more or less than the amount determined by the process set out above.

        While it is difficult to predict our company’s future financial performance, over the period between fiscal year 2004 through fiscal year 2008, company performance has satisfied the conditions necessary to fund the bonus pool at the 100% target level only in 2006 and 2007. In fiscal year 2007, the Committee exercised its discretion and reduced the size of the Bonus Pool to the 80% threshold level. In fiscal years 2004 and 2005, company performance met the 80% threshold level but did not reach the 100% target level. In fiscal year 2008, no payouts were made from the Bonus Pool since company performance did not satisfy required threshold levels Based upon these results, the Committee has determined that when they are established, the performance measurements associated with the 100% performance targets are set aggressively and require achieving significant financial performance that is substantially uncertain of achievement.

On February 20, 2009, the Committee adopted a quarterly incentive program (“Quarterly Program”) and an Annual Bonus Program (“Annual Program”) for certain employees of our company, including NEOs, for fiscal year 2009 (collectively the “Bonus Plans”). Employees of our company who are eligible for payments under our sales commission plan, such as Mr. Blough, are not eligible to participate in the Bonus Plans. The Bonus Plans are intended to provide incentive compensation opportunities to participants that are linked to achieving quarterly and annual performance objectives which are intended to increase shareholder value and the success of our company.

Under the terms of the Bonus Plans, the Committee has approved a bonus pool budget (the “Bonus Pool”) which is divided equally between the Quarterly Program and the Annual Program.

The Quarterly Program provides the opportunity for cash awards every three months linked to specific short term financial targets and individual performance that we believe are drivers of long-term shareholder value and recognizes that the reduced level of visibility associated with the global economic downturn makes it difficult to establish meaningful annual performance targets. Defined performance measurements are determined by the Committee as soon as practicable during the applicable fiscal quarter. Payments made under the Quarterly Program are made following the end of each quarter with 25% of the total available pool for the Quarterly Program to be available for distribution during each quarterly period.

The Committee has selected total revenue and free cash flow (i.e., cash flow from operations less capital expenditures and excluding cash flow from movements in tax accounts and acquisition related escrow payments) as defined performance measurements under the Quarterly Program. Financial metrics established by the Committee cannot be changed after they have been approved. The Committee selected total revenue and free cash flow as financial metrics because they are essential components of short-term success and liquidity of our company, directly tie short-term incentives to short-term business performance, are essential to creation of long-term shareholder value, and reflect our pay for performance philosophy.

When company performance meets or exceeds each of the defined performance measurement targets for that fiscal quarter, half of the bonus payment shall be made to eligible employees, including NEOs and the CEO. If company performance does not meet the defined performance measurement targets for the applicable fiscal quarter, no payments shall be made under the Quarterly Program to any eligible employee, including the NEOs and the CEO. Amounts not paid in such fiscal quarter shall not be added to potential payments under the Quarterly Program in any subsequent fiscal quarter.

If the company satisfies the performance measurement targets for the applicable fiscal quarter, the other half of the bonus payment may be paid based upon individual performance. Each member of senior management, including the NEOs, commit to performance goals set forth in a “balanced business scorecard.” This scorecard includes various short-term objectives anticipated to be satisfied during each fiscal quarter. We believe that using a “balanced business scorecard” approach results in individual performance measurements that reflect more precisely the contribution of each member of senior management, including the NEOs, toward satisfying our company’s business objectives. The Committee relies on our chief executive officer to make recommendations concerning the achievement of individual performance objectives of members of senior management, including the NEOs (except for himself). We believe that our chief executive officer is in the best position to accurately assess the individual performance of these employees. The achievement of individual performance objectives of the chief executive officer are determined solely by the Committee. Under the Quarterly Program, the maximum payment to Mr. Medeiros, our chief executive officer, and all of the other NEOs shall not in the aggregate exceed 25% of their respective base salaries.

The Committee believes that disclosing the specific details of the quarterly performance metrics for the first fiscal quarter of 2009 would provide competitors and other third parties with insights into our company’s confidential business plans and strategies, thereby causing competitive harm. The Committee has established target levels of performance for the first fiscal quarter of 2009 that are considered challenging, but achievable. The Committee will not set performance metrics for subsequent fiscal quarters of 2009 until the first full week of the applicable fiscal quarter.

The Committee has selected free cash flow, in the amount set forth in our company’s 2009 Annual Operating Plan, as approved by our Board in December 2008, as the defined performance measurement for release of payments from the Bonus Pool under the Annual Program. The Committee believes that free cash flow represents a key metric reflecting improved financial performance within our company and represents an indicator of the overall success, liquidity and viability of our company.

The funding range for payment from the Bonus Pool under the Annual Program is determined on a sliding scale based upon the percentage of achievement of the defined performance measurement ranging from 50% to 100% achievement levels. No payments shall be made under the Annual Program if actual performance does not equal or exceed 50% of the defined performance measurement. Actual amounts paid to the NEOs, including the CEO, shall be reviewed and approved by the Committee, provided that, under the Annual Program, the maximum payment to Mr. Medeiros, our chief executive officer, shall not exceed 75% of his base salary and payments made to all other NEOs shall not exceed 25% of their respective base salaries. The Committee believes that the structure of the Annual Plan supports our philosophy that a significant portion of compensation of NEOs, including the chief executive officer, be linked to specific performance metrics to achieve established short and longer term corporate goals designed to enhance shareholder value.

The performance metrics established for the Annual Program are based on the objectives contained in our company’s Annual Operating Plan. Because the annual operating plan is highly confidential, we are not disclosing specific details of the performance metrics. We believe that disclosure of the metric would provide competitors and other third parties with insights into our business plans for fiscal year 2009, which would cause us competitive harm. The Committee believes that the target level of performance at the 100% funding limit is set aggressively, would require significant financial performance and is substantially uncertain of attainment.

The Committee may award discretionary bonuses in order to recognize outstanding individual performance or assist in the retention of key talent. No such awards were made in fiscal year 2008.

Equity Compensation

The Committee believes that an ownership culture encouraging long-term performance by our NEOs and other members of senior management is fostered through the use of stock-based awards. We further believe that equity compensation is the most effective means of creating a direct alignment of interests between the compensation provided to NEOs and other members of senior management with gains realized by our shareholders.

As of the end of fiscal year 2008, our company had two incentive stock plans: our shareholder approved 2008 Plan and our Board approved 2008 Inducement Plan. The 2008 Plan, which was approved by our shareholders on June 10, 2008, replaced the 1998 Plan which was expiring. No further awards were made under the 1998 Plan as of the date of approval of the 2008 Plan.

The 1998 Plan expired on June 10, 2008 upon shareholder approval of the 2008 Plan and our company can no longer make equity awards under the 1998 Plan. The 1998 Plan provided for the grant of stock options only. All stock options granted under the 1998 Plan carry a term of ten years, utilize four year vesting periods in order to encourage employees to remain with our company and cause them to focus on the company’s long- term business objectives. All stock options have been granted at least at fair market value of our company’s common stock on the date of the grant which is defined as the closing price on the date of the grant. Grants to existing employees vest in equal monthly amounts over the four year vesting period while grants to new hires vest 25% on the first anniversary of hire and in equal monthly amounts thereafter, based on continued employment.

The 2008 Plan and the 2008 Inducement Plan permit the granting of stock options, restricted stock, restricted stock units, performance shares and stock appreciation rights. The 2008 Plan permits the granting of nonstatutory and incentive stock options to employees, consultants of our company and its subsidiaries and affiliates and non-employee directors of our company. The 2008 Inducement Plan permits the granting of nonstatutory stock options only to new employees of our company, its subsidiaries and affiliates, as material inducements to accept an offer of employment. Stock options granted under these plans carry a maximum term of seven years. Stock options granted under each of these plans utilize four year vesting periods in order to encourage employees to remain with our company and cause them to focus on our company’s long- term business objectives. Stock options are granted at least at the fair market value of our company’s common stock on the date of the grant. Each of the plans defines fair market value as the closing price on the date of the grant. Grants to existing employees vest in equal monthly amounts over the four year vesting period while grants to new hires vest 25% on the first anniversary of hire and in equal monthly amounts thereafter, based on continued employment.

The Committee is responsible for determining who should receive equity grants, the type of grant to be received and the number of shares to be granted. In fiscal year 2008, no grants of equity compensation were made under either the 2008 Plan or the 2008 Inducement Plan to any NEO, including our chief executive officer.

In determining the equity compensation to be awarded to NEOs, other than our chief executive officer, the Committee takes into account overall corporate performance, the individual’s current contribution to our performance, the relationship of equity compensation to the individual’s base salary and incentive compensation, market conditions bearing on the retention benefits associated with making such an award, the individual’s anticipated contribution in meeting our long-term strategic performance goals, and the individual’s position and scope of responsibility. The relative weight given to these factors varies by position in the discretion of the Committee and upon recommendations of our chief executive officer.

In determining the equity compensation to be awarded to our chief executive officer, the Committee, in its sole discretion, takes into account all of the factors set forth above and the relative weight given to each of those factors.

Our general practice has been to determine the amount of equity compensation to be awarded either late in the fourth quarter of the fiscal year or during the first quarter of the following fiscal year. Consistent with our policy regarding the granting of stock options adopted in August 2006, we grant options to NEOs at a scheduled meeting of the Committee and only at times when the trading window is open as defined in our company’s Insider Trading Compliance Policy. We believe this timing is appropriate because it enables us to consider performance in the prior fiscal year and our expectations for the anticipated contribution of the recipient in the following fiscal year.

On February 11, 2008, the Committee approved stock option grants under the 1998 Plan to Mr. Knauff in the amount of 43,750 shares and to Mr. Gonzalez in the amount of 30,625 shares. These grants were made to recognize Mr. Knauff’s performance in supporting all of our business groups and his leadership in enhancing the technical accounting resources of our company and to recognize Mr. Gonzalez’s performance in advising our Board and management and providing valuable counsel concerning key legal issues and negotiations.

Also on February 11, 2008, the Committee approved a stock option grant to Mr. Blough in the amount of 200,000 shares in recognition of his promotion to Vice President of Worldwide Sales and his being designated a Section 16executive officer.

On May 14, 2008, the Committee authorized the following grants under the 1998 Plan for named executive officers based upon its assessment of the factors discussed above:

Matthew Medeiros 414,050
Robert D. Selvi 349,440
Marvin C. Blough 136,000
Robert B. Knauff 31,850
Frederick M. Gonzalez 27,300

At the time the equity awards were made it was not anticipated that additional awards would be provided in fiscal year 2009 because these stock option grants were intended to serve as equity compensation for both fiscal year 2008 and fiscal year 2009. No additional equity compensation has been awarded to any of the NEOs, including our chief executive officer, since the grant approved on May 14, 2008.

For further information on stock options granted to NEOs during fiscal year 2008, see the table entitled “Executive Compensation—Grants of Plan Based Awards in Fiscal 2008” set forth below.

Retirement Plans

Our company does not maintain a qualified defined benefit pension plan for any of its employees, including the NEOs and other members of senior management. We believe that such qualified defined pension plans are atypical for companies in our peer group, in our industry and in our geographic region.

Our company does maintain a 401(k) tax-qualified retirement plan for all employees. Contributions made by participants on or prior to April 17, 2009 will be matched by our company at a rate of $0.50 per $1.00 of contribution up to a maximum of $2,000 per employee per fiscal year. Such company matching contributions vested immediately. As part of a comprehensive set of cost containment measures adopted by management and approved by the Committee, our company ceased making matching contributions effective April 17, 2009.

Non-Qualified Deferred Compensation Plan

 Our company maintains a Non-Qualified Deferred Compensation Plan (“DCP”) for highly compensated employees of our company and for members of our Board. All of the NEOs and other members of senior management may participate in the DCP.

Under the terms of the DCP, participants are able to defer on a pre-tax basis their base salary, cash incentive compensation, and director annual retainer fees up to pre-defined limits. Compensation deferrals are limited as follows: (a) for eligible employees, any amount of base salary that does not exceed 80% of base salary, (b) for eligible employees any amount of cash incentive compensation that does not exceed 100% of cash incentive compensation, and (c) for members of our Board any amount of their director annual retainer fees that does not exceed 100% of director annual retainer fees.

Our company does not contribute to the DCP and participation in the DCP is voluntary.

Participants in the DCP are deemed to be invested in a selection of non-publicly traded mutual funds that are available through a variable universal life insurance carrier. Each participant may specify among different investment options upon which returns are based. There is not a guaranteed minimum rate of return and the DCP is not a tax-qualified retirement plan. Participants in the DCP are 100% vested at all times. Deferral elections may be changed only during open enrollment for the plan year. Participants in the DCP have a risk of forfeiture should our company become insolvent and have investment risk based upon their fund selection and market performance. The Committee believes that allowing participants to accumulate savings on a tax-deferred basis, beyond the amounts which may be contributed to our company’s 401(k) plan, increases the ability of our company to retain and to recruit senior management level employees and to recruit new members to our Board. In October 2008, the Committee adopted modifications to the DCP designed to comply with the requirements of Section 409A of the Code.

Perquisites and Generally Available Benefit Programs

The Committee reviews the perquisites and other personal benefits received by the NEOs and other members of senior management on a periodic basis. Pursuant to his employment agreement, Mr. Medeiros, our chief executive officer, is reimbursed for premiums for a $1,000,000 term life insurance policy. Premiums reimbursed during fiscal year 2008 amounted to $2, 460.

In addition, certain members of senior management are provided the opportunity to schedule a health screening examination. Participation in this program is voluntary. The value of this health screening program is $500 per participant. In fiscal year 2008, no NEO, including our chief executive officer, elected to participate in this program.

Our company does not maintain a corporate aircraft. Mr. Medeiros, from time to time, uses private aircraft as transportation, for himself and other members of senior management, to business meetings, principally in California. On such occasions, our company pays travel expenses up to the cost of a commercial coach class round-trip air fare.

The NEOs and other members of senior management participate in other company benefit plans on the same basis as other United States employees. In May 2008, the Committee approved amendments to our company’s Employee Stock Purchase Plan expanding the eligibility to participate to all employees, including NEOs, except certain employees working on a part-time or temporary basis. These benefit plans include medical, dental and vision insurance, life insurance, long term disability insurance, health and dependent care flexible spending accounts, and participation in our company’s 401(k) plan. The Committee believes that these generally available benefit programs allow our company to remain competitive for employee talent. The Committee further believes that the availability of these benefit programs generally enhances employee productivity and loyalty to our company. These generally available benefits do not specifically factor into decisions regarding an individual NEO total cash compensation or equity awards.

Our company does not offer the following perquisites to its NEOs:

●	Car Allowance
●	Golf or Social Club Memberships
●	Commuting Expense
●	Personal Financial or Tax Consulting Services
●	Home security
●	Housing Allowance or other Living Expenses
●	Legal Expense Reimbursement
●	Tax Gross Ups
●	Tax Preparation Services

Our company does offer a tax equalization program for United States expatriate employees. Under that program, the expatriate employee pays no more or less tax than they would have paid had they remained an employee in the United States. Marvin C. Blough, who was appointed Vice President World Wide Sales for our company in January 2008, and elected an executive officer of our company in February 2008, received tax equalization payments for the tax years of 2006 and a portion of 2007, during which he was resident in Belgium as our Vice President of EMEA Sales. During fiscal year 2008, Mr. Blough received tax equalization payments of $2,351 associated with the 2006 tax year and payments of $12,487 associated with the 2007 tax year.

The Committee believes that the level of perquisites provided to our chief executive officer, and other NEOs are reasonable in the aggregate and are below the levels provided to such officers of other companies in our peer group although we have not conducted a study to confirm this conclusion.

Severance and Change of Control Agreements

The Committee believes that our company should provide reasonable severance benefits to its NEOs and other members of senior management. A reasonable severance benefit conditioned upon a release of claims limits the potential of time consuming and costly legal proceedings against our company concerning the circumstances surrounding the severance. These severance benefits reflect the reality that it may be difficult for such employees to locate comparable senior level management positions within a short period of time.

The Committee also believes that it is important to protect our NEOs and other members of senior management in the event of a change of control. By providing change of control benefits, the Committee believes that the interests of shareholders will be best served because such benefits reduce the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of shareholders while encouraging them to remain focused on our company’s business in the event of rumored or actual fundamental corporate changes. We believe these change of control benefits are reasonable although we have not conducted a specific study to confirm this conclusion.

On March 14, 2003, our company entered into an employment agreement with Matthew Medeiros, our President and Chief Executive Officer, which agreement was amended and restated on July 29, 2004 and further amended and restated in October 2008 to comply with Section 409A of the Code. The agreement provides for an annual base salary of $450,000 plus a targeted annual bonus payment equal to 100% of base salary up to a maximum of 200% of base salary based upon performance metrics established by the Committee and approved by our Board. Under the terms of the agreement, Mr. Medeiros is entitled to certain severance benefits if he is terminated without cause or if he resigns for good reason, subject to Mr. Medeiros entering into a release of claims with our company.

These severance benefits differ depending on when in relation to a change in control such termination occurs.

If Mr. Medeiros’s employment terminates without cause or if he resigns for good reason prior to ninety days before a change of control or more than one year after a change of control, he shall receive the following severance benefits:

●	A lump sum payment equal to twelve months salary, and
●
An additional lump sum payment determined by averaging the target percentages achieved under our annual bonus plan with respect to any company fiscal quarter already concluded in the year of termination and multiplying such average percentage by 150% of base salary; provided, however, if Mr. Medeiros’s termination occurs in the first quarter of our company’s fiscal year, then such average percentage shall be equal to the target percentage achieved in the most recently concluded fiscal year.

If Mr. Medeiros’s employment terminates within ninety days prior to a change of control through one year following a change of control (the “Change of Control Period”), he shall receive the following severance benefits:

●	A lump sum payment equal to twenty-four months salary;
●	Accelerated vesting as to all stock options and other equity compensation then held by him; and
●	A bonus under our annual bonus plan, pro-rated according to the percentage of the applicable fiscal year that Mr. Medeiros is employed by our company.

Our company also reimburses Mr. Medeiros for health, dental, vision and life insurance premiums for the period of time equal to the months of salary paid as severance but only if Mr. Medeiros elects continuation coverage under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”). Our company shall also continue to pay premiums associated with a $1,000,000 term life insurance policy provided under the terms of Mr. Medeiros’s employment agreement (and in addition to any group coverage otherwise provided by our company) during the period of time equal to the months of salary paid as severance.

Our company has also entered agreements with Robert B. Knauff and Frederick M. Gonzalez on April 20, 2004, with Robert D. Selvi on January 24, 2005 and with Marvin Blough on October 3, 2005. In October 2008, these agreements were amended and restated to comply with Section 409A of the Code.

Each such agreement provides for certain severance benefits if the executive officer is terminated without cause, subject to the executive officer entering into a release of claims with our company. If such termination occurs outside of a change of control, then the executive officer would be entitled to receive severance pay equal to base salary, as then in effect, for a period of six months from the date of termination as well as six months of targeted annual bonus. If such termination occurs (i) without cause during the period commencing on or after the public announcement of a definitive agreement that would result in a change of control of our company and ending on the date which is twelve months following a change of control, or

(ii) as a result of the resignation by the executive officer for good reason during the period commencing on or after the public announcement of a definitive agreement that would result in a change of control of our company and ending on the date which is twelve months following a change of control, then the executive officer would be entitled to receive the following:

●	A lump sum severance payment in the amount equal to twelve months base salary plus twelve months of targeted bonus for the year of termination.
●	50% accelerated vesting of all unvested equity awards granted prior to the change of control if the executive officer has been employed by our company for less than one year, or
●	100% accelerated vesting of all unvested equity awards granted prior to the change of control if the executive officer has been employed by our company for more than one year.

Our company also reimburses the executive officer for health, dental, and vision premiums at the same level of coverage as was provided to the executive officer immediately prior to the termination date for a period of time equal to months of salary paid as severance but only if the executive officer elects continuation coverage under COBRA.

All of these agreements, including the agreement with our chief executive officer, Mr. Medeiros, provide that in the event the severance and other benefits payable to the recipient are considered “parachute payments” within the meaning of Section 280G of the Code, such severance benefits shall either be (i) delivered in full or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code whichever is most favorable on an after tax basis.

Payments under each of these agreements are expressly conditioned upon compliance with all of the terms of the agreement including the execution of a release of claims, non solicitation of employees of our company for a period of twelve months following the date of termination and continued compliance with obligations of confidentiality as set forth in our company’s standard invention disclosure and confidentiality agreement. On January 11, 2008, Mr. John DiLullo’s employment with our company was severed without cause. At that time, Mr. DiLullo was an NEO and held the position of Vice President of Worldwide Sales. Under the terms of his Retention and Severance Agreement for Executive Officers he received severance payments in the amount of approximately $258,000. Payments of all severance were made in accordance with the provisions of Section 409A of the Code.

Based upon a hypothetical termination date of December 31, 2008, the severance and change of control benefits for Mr. Medeiros and the other NEOs would have been as follows using the share price of our company’s common stock of $3.98 as of that day:

Matthew Medeiros
President and Chief Executive Officer

	Voluntary Termination				Involuntary Termination
	Good Reason					Not for Cause
Executive Benefits and Payments Upon Termination	Outside of Change of Control Period	Within Change of Control Period	Retirement	Total Permanent Disability or Death	For Cause	Outside of Change of Control Period	Within Change of Control Period
Compensation
Severance	$450,000	$900,000	$-	$-	$-	$450,000	$900,000
Short-term Incentive	450,000	450,000	-	-	-	450,000	450,000
Long-term Incentive Stock Options (Unvested and Accelerated or Continued Vesting)	-	-	-	-	-	-	-
Benefits and Perquisites
Health and Welfare Benefits Continuation	16,837	33,673	-	-	-	16,837	33,673
Life Insurance Premium	2,460	2,460	-	-	-	2,460	2,460
Tax Gross-up	-	-	-	-	-	-	-
Total	$919,297	$1,386,133	$-	$-	$-	$919,297	$1,386,133

Robert D. Selvi
Chief Financial Officer

	Voluntary Termination				Involuntary Termination
	Good Reason					Not for Cause
Executive Benefits and Payments Upon Termination	Outside of Change of Control Period	Within Change of Control Period	Retirement	Total Permanent Disability or Death	For Cause	Outside of Change of Control Period	Within Change of Control Period
Compensation
Severance	$142,500	$285,000	$-	$-	$-	$142,500	$285,000
Short-term Incentive	71,250	142,500	-	-	-	71,250	142,500
Long-term Incentive Stock Options (Unvested and Accelerated or Continued Vesting)	-	-	-	-	-	-	-
Benefits and Perquisites
Health and Welfare Benefits Continuation	8,410	16,820	-	-	-	8,410	16,820
Tax Gross-up	-	-	-	-	-	-	-
Total	$222,160	$444,320	$-	$-	$-	$222,160	$444,320

Marvin C. Blough
Vice President, Worldwide Sales

	Voluntary Termination				Involuntary Termination
	Good Reason					Not for Cause
Executive Benefits and Payments Upon Termination	Outside of Change of Control Period	Within Change of Control Period	Retirement	Total Permanent Disability or Death	For Cause	Outside of Change of Control Period	Within Change of Control Period
Compensation
Severance	$125,000	$250,000	$-	$-	$-	$125,000	$250,000
Short-term Incentive	125,000	250,000	-	-	-	125,000	250,000
Long-term Incentive Stock Options (Unvested and Accelerated or Continued Vesting)	-	-	-	-	-	-	-
Benefits and Perquisites
Health and Welfare Benefits Continuation	8,418	16,837	-	-	-	8,418	16,837
Tax Gross-up	-	-	-	-	-	-	-
Total	$258,418	$516,837	$-	$-	$-	$258,418	$516,837

Robert B. Knauff
Vice President, Finance, Controller and Chief Accounting Officer

	Voluntary Termination				Involuntary Termination
	Good Reason					Not for Cause
Executive Benefits and Payments Upon Termination	Outside of Change of Control Period	Within Change of Control Period	Retirement	Total Permanent Disability or Death	For Cause	Outside of Change of Control Period	Within Change of Control Period
Compensation
Severance	$122,500	$245,000	$-	$-	$-	$122,500	$245,000
Short-term Incentive	61,250	122,500	-	-	-	61,250	122,500
Long-term Incentive Stock Options (Unvested and Accelerated or Continued Vesting)	-	-	-	-	-	-	-
Benefits and Perquisites
Health and Welfare Benefits Continuation	5,901	11,802	-	-	-	5,901	11,802
Tax Gross-up	-	-	-	-	-	-	-
Total	$189,651	$379,302	$-	$-	$-	$189,651	$379,302

Frederick M. Gonzalez
Vice President, General Counsel and Secretary

	Voluntary Termination				Involuntary Termination
	Good Reason					Not for Cause
Executive Benefits and Payments Upon Termination	Outside of Change of Control Period	Within Change of Control Period	Retirement	Total Permanent Disability or Death	For Cause	Outside of Change of Control Period	Within Change of Control Period
Compensation
Severance	$125,000	$250,000	$-	$-	$-	$125,000	$250,000
Short-term Incentive	62,500	125,000	-	-	-	62,500	125,000
Long-term Incentive Stock Options (Unvested and Accelerated or Continued Vesting)	-	-	-	-	-	-	-
Benefits and Perquisites
Health and Welfare Benefits Continuation	5,904	11,807	-	-	-	5,904	11,807
Tax Gross-up	-	-	-	-	-	-	-
Total	$193,404	$386,807	$-	$-	$-	$193,404	$386,807

Stock options that become vested due to the change of control are valued using the intrinsic value method for each executive officer based upon the closing price of our company’s common stock of $3.98 on December 31, 2008.

Amounts attributable to health and welfare benefits continuation represent health, dental and vision premiums at the same level of coverage as was provided to the executive officer immediately prior to the termination date for a period of time equal to the number of months of severance assuming that the executive officer elected continuation coverage under COBRA, plus life insurance premiums at the same level of coverage as was provided to the executive officer immediately prior to the termination date for a period of time equal to the number of months of severance.

A change of control did not occur on December 31, 2008 and the NEOs were not terminated on that date. There can be no assurance that a change of control would produce the same or similar results as those described if it occurs on any other date or at any other price, or if any assumption is not correct in fact.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that SonicWALL specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section included in this Proxy Statement. Based on the review and discussions, the Compensation Committee recommended to our Board of Directors, and our Board of Directors has approved, that the Compensation Discussion and Analysis section be included in SonicWALL’s Proxy Statement for its 2009 Annual Meeting of Shareholders and be incorporated by reference into SonicWALL’s Annual Report on Form 10-K for the 2008 fiscal year.

This report is submitted by the Compensation Committee of the Board of Directors of SonicWALL.

David W. Garrison, Chairman
Clark H. Masters
John C. Shoemaker

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the compensation of our chief executive officer and our other four NEOs who served in such capacities during the fiscal year ended December 31, 2008.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (#)	Option Awards (#)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c) (1)	(d)	(e)	(f) (2)	(g) (3)	(h) (4)	(i) (5)	(j)
Matthew Medeiros	2008	$450,000	$-	$-	$697,298	$-	$(261,580)	$7,041	$892,759
President and Chief Executive Officer	2007	450,000	-	-	897,603	360,000	64,544	7,041	1,779,188
	2006	450,000	-	-	1,694,626	450,000	41,219	7,541	2,643,386

Robert D. Selvi	2008	285,000	-	-	735,636	-	(33,594)	648	987,690
Chief Financial Officer	2007	285,000	-	-	651,316	114,000	-	673	1,050,989
	2006	277,778	-	-	481,958	142,500	-	630	902,866

Marvin C. Blough	2008	240,000	-	-	338,793	250,426	-	2,683	831,902
Vice President, Worldwide Sales	2007	-	-	-	-	-	-	-	-
	2006	-	-	-	-	-	-	-	-

Robert B. Knauff	2008	242,308	-	-	134,445	-	(160,036)	2,346	219,063
Vice President, Finance, Controller and Chief Accounting Officer	2007	223,846	-	-	228,134	78,500	20,927	2,313	553,720
	2006	199,904	-	-	219,118	80,000	21,166	2,280	522,468

Frederick M. Gonzalez	2008	250,000	-	-	132,552	-	-	3,032	385,584
Vice President, General Counsel and Secretary	2007	233,846	-	-	230,856	78,500	-	2,949	546,151
	2006	217,115	-	-	180,918	84,000	-	2,863	484,896

(1)	The amounts in column (c) represent actual salary earned and paid for in 2006, 2007 and 2008 and reflect applicable mid-year salary increases.
(2)
The amounts in column (f) reflect the dollar amount recognized for share based compensation expense (disregarding an estimate of forfeitures) for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008, for stock options granted to each of the NEOs in 2006, 2007 and 2008, in accordance with FAS 123R. Assumptions used in the calculation of this amount are included in Note 12 to our company’s audited financial statements for the fiscal year ended December 31, 2008 included in our company’s Annual Report on Form 10-K filed with the SEC on March 6, 2009. These amounts reflect our company’s share based compensation expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs.

(3)
The amounts in column (g) reflect the cash awards paid to the NEOs under our company’s Annual Incentive Bonus Plan for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008 with the exception of Mr. Blough who is not eligible to participate in our company’s Annual Incentive Compensation Plan. The amount in column (g) with respect to Mr. Blough reflects commissions earned for fiscal year 2008 under our company’s commission plan.

(4)
The amounts in column (h) reflect interest or other earnings accrued in the last fiscal year under our company’s Non-Qualified Deferred Compensation Plan. See the Non-Qualified Deferred Compensation Plan Table below for additional information.

(5)
The amounts in column (i) reflect (a) taxable payments made for NEOs to cover premiums for life insurance policies in excess of $50,000, (b) company matching contributions to the NEOs 401(k) savings account, and (c) for Mr. Medeiros, an amount equal to $2,460 associated with the reimbursement of premiums for a 1,000,000 term life insurance policy.

(6)	For Mr. Blough, compensation for only 2008 is shown because he was not an NEO in 2006 or 2007.

Grants of Plan-Based Awards

The following table sets forth information concerning option grants to the NEOs during the fiscal year ended December 31, 2008.

GRANTS OF PLAN-BASED AWARDS (1)

Name	Grant Date	Name of Plan	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value/ Incremental Fair Value ($)(4)
Matthew Medeiros	5/14/2008	1998 Stock Option Plan	-	-	414,050	$7.86	$679,062

Robert D. Selvi	5/14/2008	1998 Stock Option Plan	-	-	349,440	$7.86	$573,099

Marvin Blough	2/11/2008	1998 Stock Option Plan	-	-	200,000	$8.03	$401,215
	5/14/2008	1998 Stock Option Plan	-	-	136,000	$7.86	$223,046

Robert B. Knauff	2/11/2008	1998 Stock Option Plan	-	-	43,750	$8.03	$87,765
	5/14/2008	1998 Stock Option Plan	-	-	31,850	$7.86	$52,235

Frederick M. Gonzalez	2/11/2008	1998 Stock Option Plan	-	-	30,625	$8.03	$61,436
	5/14/2008	1998 Stock Option Plan	-	-	27,300	$7.86	$44,773

(1)	Our company does not grant awards to any NEO under an “equity incentive plan” as such term is defined by SEC rules.
(2)	Our 2008 Annual Incentive Bonus Plan and our 2008 Sales Compensation Plan do not include thresholds or maximums and thus we have deleted the “Threshold” and “Maximum” columns.
(3)
This column shows the number of stock options granted in 2008 to our NEOs. These options vest and become exercisable ratably in forty-eight equal monthly installments beginning one month after the grant date.

(4)
The fair value on the grant date is calculated using the Black-Scholes option-pricing model. For additional information, refer to Note 12 to our company’s audited financial statements for the fiscal year ended December 31, 2008 included in our company’s Annual Report on Form 10-K filed with the SEC on March 6, 2009. The actual value of the options may be significantly different and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning stock options held by our NEOs at December 31, 2008:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Matthew Medeiros (1) (3)	2,259,460	-	-	$3.38	3/16/2013	-	-	-	-
(2)	204,691	26,042	-	$5.19	5/1/2015	-	-	-	-
(2)	187,500	112,500	-	$8.56	6/4/2016	-	-	-	-
(2)	137,500	162,500	-	$8.78	2/8/2017	-	-	-	-
(2)	-	414,050	-	$7.86	5/13/2018	-	-	-	-
Robert D. Selvi (1)	367,187	7,813	-	$6.22	1/20/2015	-	-	-	-
(2)	154,166	45,834	-	$7.53	11/28/2015	-	-	-	-
(2)	124,999	125,001	-	$8.81	12/5/2016	-	-	-	-
(2)	-	349,440	-	$7.86	5/13/2018	-	-	-	-
Marvin C. Blough (1)	30,762	-	-	$10.57	11/13/2010	-	-	-	-
(2)	30,000	-	-	$6.45	5/5/2012	-	-	-	-
(2)	42,304	-	-	$4.93	8/1/2013	-	-	-	-
(2)	93,797	-	-	$7.73	10/23/2013	-	-	-	-
(2)	75,000	-	-	$5.50	10/10/2014	-	-	-	-
(2)	25,000	5,000	-	$5.75	7/31/2015	-	-	-	-
(2)	115,625	34,375	-	$7.53	11/28/2015	-	-	-	-
(2)	11,687	13,813	-	$8.78	2/8/2017	-	-	-	-
(2)	41,666	158,334	-	$8.03	2/10/2018	-	-	-	-
(2)	-	136,000	-	$7.86	5/13/2018	-	-	-	-
Robert B. Knauff (1)	100,000	-	-	$7.04	11/17/2013	-	-	-	-
(2)	75,000	-	-	$5.50	10/10/2014	-	-	-	-
(2)	30,833	9,167	-	$7.53	11/28/2015	-	-	-	-
(2)	22,916	27,084	-	$8.78	2/8/2017	-	-	-	-
(2)	9,113	34,637	-	$8.03	2/10/2018	-	-	-	-
(2)	-	31,850	-	$7.86	5/13/2018	-	-	-	-
Frederick Gonzalez (1)	70,000	-	-	$8.52	1/26/2014	-	-	-	-
(2)	25,000	-	-	$5.50	10/10/2014	-	-	-	-
(2)	30,833	9,167	-	$7.53	11/28/2015	-	-	-	-
(2)	22,916	27,084	-	$8.78	2/8/2017	-	-	-	-
(2)	6,380	24,245	-	$8.03	2/10/2018	-	-	-	-
(2)	-	27,300	-	$7.86	5/13/2018	-	-	-	-

(1)
The option has an exercise price equal to the closing price of our company’s common stock on the NASDAQ Stock Market on the grant date, has a ten-year life, and is scheduled to vest as to 25% of the shares on the one-year anniversary of the grant date and as to 1/48th of the shares each monthly anniversary thereafter, such that all shares subject to the option shall be vested on the fourth anniversary of the grant date, subject to continued employment of the NEO. The options are subject to acceleration of vesting under certain circumstances as described in “Compensation Discussion and Analysis—Elements of Compensation—Severance and Change of Control Agreements.”

(2)
The option has an exercise price equal to the closing price of our company’s common stock on the NASDAQ Stock Market on the grant date, has a ten-year life, and is scheduled to vest as to 1/48th of the shares on the one-month anniversary of the grant date and on each one-month anniversary thereafter, such that all shares subject to the option shall be vested on the fourth anniversary of the grant date, subject to continued employment of the NEO. The options are subject to acceleration of vesting under certain circumstances as described in “Compensation Discussion and Analysis—Elements of Compensation—Severance and Change of Control Agreements.”

(3)
On May 5, 2008, Mr. Medeiros adopted a plan for the periodic sale of common stock of our company pursuant to Rule 10b5-1 of the Exchange Act. This plan is scheduled to expire on May 31, 2009 unless terminated earlier pursuant to various termination provisions contained in the plan.

Option Exercises and Stock Vested

The following table sets forth information concerning stock options exercised by our NEOs during the fiscal year ended December 31, 2008.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew Medeiros	19,267	46,241	-	-
Robert D. Selvi	-	-	-	-
Marvin C. Blough	-	-	-	-
Robert B. Knauff	-	-	-	-
Frederick M. Gonzalez	-	-	-	-

The 1998 Plan did not permit the issuance of restricted stock. In addition to the grant of stock options, the 2008 Plan and 2008 Inducement Plan provide for the issuance of restricted stock, stock appreciation rights, restricted stock units and performance shares. No grants of any equity compensation have been made to NEOs, including our chief executive officer, under either the 2008 Plan or the 2008 Inducement Plan.

Non-Qualified Deferred Compensation

As reflected in the following table, certain NEOs participate in our company’s Non-Qualified Deferred Compensation Plan. Our company does not contribute to the DCP and participation by our NEOs is voluntary.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Interest or Other Earnings Accrued in Last Fiscal ($)	Aggregate Withdrawals/ Distributions During Last Fiscal Year ($)	Aggregate Balance of Executive's Account at Last Fiscal Year End ($)
Matthew Medeiros	$344,700	-	$(261,580)	$(193,562)	$557,609
Robert D. Selvi	109,069	-	(33,594)	-	75,475
Marvin C. Blough	-	-	-	-	-
Robert B. Knauff	133,726	-	(160,036)	-	344,854
Frederick M. Gonzalez	-	-	-	-	-

(1)     Reflects participation by Mr. Medeiros, Mr. Selvi, and Mr. Knauff in the DCP. Such amounts are reported as compensation to such NEO in the Summary Compensation Table set forth above.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2008, the following non-employee directors were members of our Compensation Committee: David W. Garrison (chair), Clark H. Masters and John C. Shoemaker. None of these directors has at any time been an officer or employee of SonicWALL. None of SonicWALL’s executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on SonicWALL’s Board of Directors or Compensation Committee.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2008. Footnote (1) to the table sets forth the total number of shares of common stock issuable upon exercise of options we assumed and common stock issuable upon exercise of options granted under plans we assumed in mergers and acquisitions.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2) (3)	19,085,850	$7.36	2,758,917	(4)
Equity compensation plans not approved by security holders(5)	76,800	$5.74	426,700
Total	19,162,650	$7.36	3,185,617

(1)
The table does not include information for equity compensation plans assumed by us in mergers and acquisitions. A total of 395,830 shares of common stock was issuable upon exercise of options assumed by us and options granted under plans assumed by us, and outstanding as of December 31, 2008, including (i) 41,030 shares issuable upon exercise of options assumed in our merger with Phobos Corporation in November 2000; (ii) 4,273 shares issuable upon exercise of options assumed in our acquisition of Ignyte Technology, Inc. in March 2001; (iii) 33,000 shares issuable upon exercise of options assumed in our acquisition of RedCreek Communications, Inc. in October 2001; (iv) 394 shares issuable upon exercise of options assumed in our acquisition of Lasso Logic, Inc. in November 2005; (v) 15,794 shares issuable upon exercise of options assumed in our acquisition of MailFrontier, Inc. in February 2006; and (vi) 301,339 shares issuable upon exercise of options assumed in our acquisition of Aventail Corporation in July 2007.

(2)	These plans include (i) our 1998 Plan and our 1994 Stock Option Plan, (ii) our 1999 Employee Stock Purchase Plan, and (iii) our 2008 Plan.
(3)
The number of shares reserved for issuance under our 1998 Plan was subject to automatic increase on the first day of 2001 through 2008 equal to the lesser of (i) 4,000,000 shares; (ii) 4% of our outstanding common stock on the last day of the immediately preceding fiscal year; or (iii) a lesser number of shares determined by our Board of Directors.

(4)	Includes 1,311,139 shares of our common stock available for issuance under our 1999 Employee Stock Purchase Plan as of December 31, 2008.

(5)
Represents outstanding options that were issued under Individual Written Compensation Agreements in connection with the recruitment and employment of new hires from RedCreek Communications and options that have been issued to new hires under the 2008 Inducement Plan as adopted by our Board in June 2008.

Policies and Procedures with Respect to Related Party Transactions

Our Board of Directors has recognized, as set forth in our Corporate Governance Principles, that related party transactions can present a heightened risk of potential or actual conflicts of interest that may create the appearance that decisions by our company are based on considerations other than the best interests of our company and our shareholders. As a result, our Board of Directors prefers to avoid related party transactions.

Our Board of Directors has delegated to the Audit Committee the responsibility to review related party transactions. The charter of our Audit Committee requires that the members of the Audit Committee, all of whom are independent directors, review and approve in advance all related party transactions for which approval is required under applicable law. The Committee may approve a related party transaction if the Committee determines that the transaction is on terms that are not inconsistent with the best interests of our company and our shareholders. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which our company is a participant and in which any of the following persons has or will have a direct or indirect interest:

●	an executive officer, director or director nominee of SonicWALL;

●	any person who is known to be the beneficial owner of more than 5% of our common stock;

●
any person who is an immediate family member (as defined in Item 404 of Regulation S-K) of an executive officer, director or director nominee of our company or beneficial owner of more than 5% of our common stock; and

●
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Certain Relationships

In fiscal year 2008, our company employed Ms. Kelly Blough, the spouse of Marvin Blough, as a part-time contractor in its investor relations department. Payments made to Ms. Blough in fiscal year 2008 were $161,250. She did not participate in any of our company’s equity, incentive or benefit programs. In the opinion of management, the terms of the agreement with Ms. Blough are as favorable to our company as those which could have been obtained from unrelated third parties at the time of the execution of the agreement.

The Audit Committee reviewed and ratified this transaction.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Information

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership on a Form 3 and reports of changes in ownership of our common stock and other securities on a Form 4 or Form 5. Such executive officers, directors and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all of our executive officers, directors and 10% shareholders made all the necessary filings under Section 16(a) during fiscal year 2008.

No Incorporation by Reference

In our company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

Shareholder Proposals—2010 Annual Meeting

Shareholders may present proposals for action at a future meeting if they comply with SEC rules and SonicWALL’s Bylaws. For additional details and deadlines for submitting proposals, see “Deadline for Receipt of Shareholder Proposals” in this Proxy Statement. If you would like a copy of the requirements contained in our bylaws, please contact SonicWALL, Inc., 1143 Borregas Avenue, Sunnyvale, California 94089, Attention: Frederick M. Gonzalez, Vice President, General Counsel and Corporate Secretary.

Available Information

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 without charge by sending a written request to SonicWALL, Inc, 1143 Borregas Avenue, Sunnyvale, California 94089, Attention: Investor Relations. The annual report is also available online at www.sonicwall.com or the SEC’s website at www.sec.gov.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit committee with respect to our company’s audited financial statements for the fiscal year ended December 31, 2008. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that our company specifically incorporates such information by reference in such filing.

The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for general oversight of our financial accounting and public reporting process, appointing the registered independent public accounting firm, reviewing the services performed by our company’s independent registered public accounting firm and its internal audit department, and reviewing our system of internal control, our audit process and process for monitoring compliance with laws and regulations. Our management has primary responsibility for the preparation of our financial statements and our public reporting process. Armanino McKenna LLP, our company’s independent auditors for fiscal year 2008, is responsible for expressing an opinion on the conformity of our company’s fiscal year 2008 audited financial statements to generally accepted accounting principles and on management’s assessment of the effectiveness of our company’s internal controls over financial reporting. In addition, Armanino McKenna LLP expressed its own opinion on the effectiveness of our company’s internal controls over financial reporting in our annual report on Form 10-K filed with the SEC on March 6, 2009.

During fiscal year 2008, at its regularly scheduled meetings, the Audit Committee met with senior members of our company’s financial management team and held separate private sessions with our company’s chief financial officer, general counsel, independent auditors, and the director of internal audit, at which discussions took place regarding financial management, legal, accounting, auditing, and internal controls issues. The Audit Committee also reviewed our company’s ethical compliance program, including the Company Code of Business Conduct.

The Audit Committee is composed of three members: Charles D. Kissner, Charles W. Berger and Edward F. Thompson. The members of the Audit Committee are independent as defined under the applicable rules of the SEC and the National Association of Securities Dealers. All members of the Audit Committee are financially literate and have accounting or related financial management expertise. In this context, the Audit Committee reported, in connection with the audited financial statements for the fiscal year ended December 31, 2008:

1.           The Audit Committee reviewed and discussed with management and Armanino McKenna LLP the audited financial statements for the year ended December 31, 2008, management’s assessment of the effectiveness of our company’s internal controls over financial reporting, and Armanino McKenna LLP’s evaluation of our company’s internal control over financial reporting.

2.           The Audit Committee has discussed with Armanino McKenna LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.           The Audit Committee has received and reviewed the written disclosures and the letter from Armanino McKenna LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Armanino McKenna’s communications with the Audit Committee concerning independence, and has discussed such matters related to independence with Armanino McKenna LLP.

4.           The Audit Committee reviewed our company’s quarterly and annual financial reports on Form 10-Q and Form 10-K prior to filing with the SEC.

5.           In reliance on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Our Form 10-K for the fiscal year ended December 31, 2008 was filed with the SEC on March 6, 2009.

Edward F. Thompson, Chairman
Charles W. Berger
Charles D. Kissner

OTHER MATTERS

Discretionary Authority

The 2009 Annual Meeting is called for the specific purposes set forth in the Notice of Annual Meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement the only matters which management intends to present, or is informed or expects that others will present for action at the 2009 Annual Meeting, are those matters specifically referred to in such Notice. We have not been notified by any shareholder of his, her or its intention to present a shareholder proposal from the floor at the 2009 Annual Meeting, and the deadline for submitting proposals for the 2009 Annual Meeting occurred on December 30, 2008. If any other matters are properly presented at the 2009 Annual Meeting, it is the intention of the persons named as proxies to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Frederick M. Gonzalez
Vice President, General Counsel and Corporate Secretary
Dated: April 29, 2009
Sunnyvale, California

SONICWALL

1143 BORREGAS AVENUE
SUNNYVALE, CA 94089

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by SonicWALL, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SonicWALL, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M13003 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SONICWALL, INC.

The Board of Directors recommends a vote FOR proposals 1 and 2.

	For All	Withhold All	For All Except
Vote on Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors:

Nominees:

01) Charles W. Berger
02) David W. Garrison
03) Charles D. Kissner
04) Matthew Medeiros
05) Clark H. Masters
06) John C. Shoemaker
07) Cary H. Thompson
08) Edward F. Thompson

Vote on Proposals

	For	Against	Abstain
2. Ratification of the selection of Armanino McKenna LLP as independent auditors.	☐	☐	☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M13004

SONICWALL, INC.
1143 Borregas Avenue
Sunnyvale, CA 94089

PROXY

The undersigned hereby appoints Matthew Medeiros and Frederick M. Gonzalez, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of SonicWALL, Inc. held of record by the undersigned on April 17, 2009 at the Annual Meeting of Shareholders to be held on June 11, 2009 and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" PROPOSAL 2, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (OR ANY ADJOURNMENTS THEREOF) OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE